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                      AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of March 13, 2006

                                      among

                         AMERICAN ITALIAN PASTA COMPANY,

                         VARIOUS FINANCIAL INSTITUTIONS

                                       and

                             BANK OF AMERICA, N.A.,
                       AS ADMINISTRATIVE AGENT AND ISSUER

                         BANC OF AMERICA SECURITIES LLC

                    Sole Lead Arranger and Sole Book Manager

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                                   (continued)

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                                   (continued)

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                                   (continued)

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                                   (continued)

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                                   (continued)

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                                   (continued)

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SCHEDULES

SCHEDULE 1.1                  Lenders, Commitments and Percentages
SCHEDULE 1.2                  Certain Definitions (non-public)
SCHEDULE 9.6                  Litigation and Contingent Liabilities
SCHEDULE 9.8                  Subsidiaries
SCHEDULE 9.9                  ERISA
SCHEDULE 9.21                 Debt
SCHEDULE 10.8                 Liens
SCHEDULE 10.11                Investments
SCHEDULE 14.2                 Addresses for Notices

EXHIBITS

EXHIBIT A             Form of Note
EXHIBIT B             Form of Notice of Borrowing
EXHIBIT C             Form of Notice of Conversion/Continuation
EXHIBIT D             Form of Guaranty
EXHIBIT E             Form of Pledge Agreement
EXHIBIT F             Form of Compliance Certificate
EXHIBIT G             Form of Opinion of Blackwell Sanders Peper Martin LLP, counsel to the Company and the Guarantors
EXHIBIT H             Form of Assignment and Assumption
EXHIBIT I             Form of Security Agreement
EXHIBIT J             Form of Subordination Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 13, 2006
(this "Agreement") is among AMERICAN ITALIAN PASTA COMPANY, a Delaware corporation (the "Company"), various financial institutions (together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender") and Bank of America, N.A. ("Bank of America"), as letter of credit issuer and as administrative agent for the Lenders.

         WHEREAS, the Company, various financial institutions (the "Existing
Lenders") and Bank of America, as administrative agent, are parties to a Credit
Agreement dated as of July 16, 2001 (the "Existing Credit Agreement"); and

         WHEREAS, the parties hereto have agreed to amend and restate the
Existing Credit Agreement pursuant to this Agreement; and

         WHEREAS, the parties hereto intend that this Agreement and the documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Credit Agreement, but merely a restatement of and, where applicable, an amendment to the terms governing such obligations.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1 DEFINITIONS; OTHER INTERPRETIVE PROVISIONS; ACCOUNTING
PRINCIPLES.

1.1      Definitions.  When used herein the following terms shall have the following meanings:

         2005/2006 Audit Delivery Deadline - see Schedule 1.2.

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person or
(c) a merger or consolidation or any other combination with another Person
(other than a Person that is a Subsidiary) provided that the Company or a
Subsidiary is the surviving entity.

         Administrative Agent means Bank of America in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

         Administrative Questionnaire means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         Affected Lender means any Lender that (a) is a Defaulting Lender or a
Non-Consenting Lender and/or (b) has given notice to the Company (which has not been rescinded) of (i) any

obligation  by the  Company to pay any amount  pursuant to Section 7.6 or 8.1 or
(ii) the occurrence of any  circumstance of the nature  described in Section 8.2 or 8.3.

         Affected Loan - see Section 8.3.

         Affiliate of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such
Person.

         Agent Parties - see Section 14.2(e).

         Agent's Payment Office means the address of the Administrative Agent set forth on Schedule 14.2 or such other address as the Administrative Agent may from time to time specify in accordance with Section 14.2.

         Aggregate Revolving Commitment Amount means $30,000,000, as such amount may be reduced from time to time in accordance with this Agreement.

         Aggregate Revolving Outstandings means at any time the sum of (a) the aggregate principal amount of all outstanding Revolving Loans and (b) the Stated
Amount of all Letters of Credit.

         Agreement - see the Preamble.

         Applicable Asset Sale Proceeds means the Net Cash Proceeds from any
Asset Sale, excluding the first $3,000,000 of Net Cash Proceeds received from
Asset Sales in any Fiscal Year up to a maximum amount of $6,000,000 of Net Cash
Proceeds in the aggregate.

         Applicable Base Rate Margin means 5.00% per annum.

         Applicable Casualty Proceeds means, the aggregate insurance or condemnation proceeds received by the Company or any Subsidiary from any
Casualty Event, net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deduction and any tax sharing arrangement); provided that (a) so long as no Event of Default or Unmatured
Event of Default exists at the time of such Casualty Event, any such proceeds shall not be Applicable Casualty Proceeds to the extent that (i) the Company certifies to the Administrative Agent in writing at the time of receipt thereof that the Company intends, subject to subsequent business analysis by the
Company, to use such proceeds to replace the assets subject to such Casualty
Event (the Subject Assets"), (ii) not later than 180 days after the receipt of such proceeds by the Company or a Subsidiary, the Company or such Subsidiary delivers to the Administrative Agent a copy of one or more binding contracts to replace the Subject Assets and (iii) the Subject Assets are so replaced within
18 months after the delivery of such binding contracts (it being understood that any such proceeds shall immediately become Applicable Casualty Proceeds (x) if the Company determines that it will not replace the Subject Assets, (y) if and to the extent that the Company determines that the amount of such proceeds exceeds the cost of replacing the Subject Assets and (z) to the extent the
Company does not meet the requirements of clause (ii) or (iii) above); and (b)
if the aggregate amount of such proceeds arising out of a single Casualty Event or related Casualty Events exceeds $5,000,000, any portion of such proceeds that does not constitute Applicable Casualty Proceeds shall be delivered to and held by the Administrative

                                      -2-

Agent pending the replacement of the Subject Assets (it being understood that the Administrative Agent shall from time to time, upon presentation by the
Company or the applicable Subsidiary of evidence, reasonably satisfactory to the
Administrative Agent, that the Company or such Subsidiary has paid or will
(concurrently with the release of funds by the Administrative Agent) pay a portion of the cost of replacing the Subject Assets, the Administrative Agent will release to the Company or such Subsidiary (or pay directly to the applicable contractor or supplier) funds in an amount equal to the amount so paid or to be paid; provided, further, that (A) the Administrative Agent shall not release any such funds at any time that an Event of Default or Unmatured
Event of Default exists under Section 12.1.1 or 12.1.3 and (B) upon request of the Required Lenders at any time an Event of Default exists under Section 12.1.1 or 12.1.3, all such funds held by the Administrative Agent shall immediately constitute Applicable Casualty Proceeds and be applied as contemplated by
Sections 6.1.1 and 6.2.2 (whether or not then due).

         Applicable Debt Issuance Proceeds means the Net Cash Proceeds from any
Debt Issuance.

         Applicable Equity Issuance Proceeds means 50% of the Net Cash Proceeds from any Equity Issuance.

         Applicable Extraordinary Receipt Proceeds means (i) extraordinary gains and other income to the extent not included in calculating Consolidated EBITDA for any period, including tax refunds, indemnity payments and pension reversions, but excluding cash receipts (including cash receipts from anti-dumping income) in the ordinary course of business, Equity Issuances and
Asset Sales and (ii) without limiting the generality of the foregoing, proceeds of or payments under any business interruption insurance to the extent such proceeds or payments are not included in calculating Consolidated EBITDA for any period.

         Applicable Eurodollar Margin means 6.00% per annum.

         Applicable Percentage means a Revolving Percentage or a Term
Percentage, as the context may require.

         Approved Fund means any Fund that is administered or managed by (a) a
Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         Arranger means Banc of America Securities LLC.

         Asset Sale means the sale, lease, assignment or other transfer for value by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary
(including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise, but excluding any sale of inventory or license of trademarks, in each case in the ordinary course of business).

         Assignee - see Section 14.6(a).

         Assignee Group means two or more Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

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         Assignment and Assumption means an assignment and assumption entered into by a Lender and an Assignee (with the consent of any party whose consent is required by Section 14.4(a)), and accepted by the Administrative Agent, in substantially the form of Exhibit H or any other form approved by the
Administrative Agent.

         Bank of America - see the Preamble.

         Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% per annum and (b) the rate per annum then most recently publicly announced by Bank of America as its prime rate. (The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Bank of
America shall take effect at the opening of business on the day specified in the public announcement of such change.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Business Day means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent's Payment Office is located and, in the case of a Business Day which relates to a Eurodollar Loan, a day on which dealings in Dollars are carried on in the London interbank market.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such
Person which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent Investment means, at any time, (a) any evidence of
Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government, (b) commercial paper, maturing not more than one year from the date of issue, which is issued by (i) a corporation (except the
Company or an Affiliate of the Company) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least
A-1 by Standard & Poor's Ratings Services, Inc., a division of The McGraw Hill
Companies, Inc., ("S&P"), or P-1 by Moody's Investors Service, Inc. ("Moody's"),
at the time of investment or (ii) any Lender (or its holding company), (c) any certificate of deposit or bankers' acceptance or Eurocurrency time deposit, maturing not more than one year after the date of issue, which is issued by either (i) a financial institution that is a member of the Federal Reserve
System and has a combined capital and surplus and undivided profits of not less than $100,000,000 or (ii) any Lender, (d) any repurchase agreement with a term of one year or less which (i) is entered into with (A) any Lender, or (B) any other commercial banking institution of the stature referred to in clause
(c)(i), (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c) and (iii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution)
thereunder or (e) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by

                                      -4-

financial institutions that have the highest rating obtainable from either
Moody's or S&P, the portfolios of which are primarily Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition and which seek to maintain a net asset value of $1 per share.

         Cash Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period calculated in accordance with GAAP and excluding amortization of deferred debt issuance costs, prepayment compensation payable pursuant to Section 6.2.5 and Commitment
Reduction Compensation.

         Casualty Event means the settlement of or payment in respect of any property or casualty insurance claim (excluding any business interruption insurance claim) or any condemnation proceeding relating to any asset of the
Company or any Subsidiary (or other similar recoveries).

         Change in Control means an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d)
and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan maintained for employees of the Company and its Subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in
Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a
Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35%
or more of the equity interests of the Company; or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors of the Company cease to be composed of individuals: (i) who were members of such board on the first day of such period;
or (ii) whose election or nomination to such board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such board; or (iii) whose election or nomination to such board was approved by individuals referred to in clauses (i)
and (ii) above constituting at the time of such election or nomination at least a majority of such board.

         Closing Date Fee - see Schedule 1.2.

         Code means the Internal Revenue Code of 1986.

         Collateral Access Agreement means an agreement, in form and substance reasonably acceptable to the Administrative Agent, between the Administrative
Agent and a third party relating to inventory of the Company or any Guarantor located on the property of such third party.

         Collateral Documents means the Pledge Agreement, the Security
Agreement, each Collateral Access Agreement, each Mortgage and any other agreement, including any bank account control or blocked account agreement, pursuant to which the Company or any Guarantor grants collateral to the
Administrative Agent for the benefit of the Lenders.

                                      -5-

         Commitment means, as to any Lender, such Lender's commitment to make
Loans, and (if applicable) to issue or participate in Letters of Credit under this Agreement.

         Commitment Reduction Compensation means, with respect to any reduction of the Aggregate Revolving Commitment Amount (the "Reduction Amount"), an amount equal to the sum of (a) 2% of the Reduction Amount (with respect to any reduction taking place prior to the second anniversary of the Effective Time) or
1% of the Reduction Amount (with respect to any reduction taking place after the second anniversary of the Effective Time and prior to the third anniversary of the Effective Time) plus only with respect to a prepayment occurring prior to the first anniversary of the Effective Time, (b) the aggregate amount of non-use fees that would accrue on an amount equal to the Reduction Amount during the period from the date of such reduction to the first anniversary of the Effective
Time.

         Company - see the Preamble.

         Company Materials - see Section 10.1.

         Computation Period means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Capital Expenditures means, for any period, all capital expenditures made by the Company and its Subsidiaries in such period determined on a consolidated basis.

         Consolidated EBITDA means, with respect to the Company and its
Subsidiaries for any Computation Period, an amount equal to the result of (a)
Consolidated Net Income for such period plus (b) to the extent deducted in determining such Consolidated Net Income, (i) Interest Expense, income tax expense, depreciation and amortization, (ii) Pending Matters Costs and/or the fees and expenses relating to the engagement of the Management Consultant;
provided that the Company may only include, of such Pending Matters Costs and
Management Consultant fees and expenses incurred after the Effective Time, up to a maximum amount equal to the Pending Matters Costs Cap; (iii) non-cash and cash items relating to the matters disclosed in the Company's August 9, 2005 press release, the Company's October 27, 2005 press release, the Company's February
14, 2006 press release, and the subsequent oral update by the Company to the
Lenders on February 28, 2006, (iv) cash settlements, judgments, and penalties relating to the Pending Matters (other than accounting matters in connection with the Pending Matter 1) incurred after the Effective Time up to a maximum amount equal to the Pending Matters Settlement Cap, (v) all non-cash expenses related to the granting of stock-based compensation to members of the Company's
Board of Directors, officers and employees of the Company and its Subsidiaries,
(vi) non-cash losses from the write-down of fixed or intangible assets
(excluding non-cash losses that result in an accrual of a reserve for cash charges in any future period), (vii) losses from the sale by the Company or any
Subsidiary of fixed or intangible assets, (viii) extraordinary losses, and (ix)
casualty losses, minus (c) to the extent included in determining such
Consolidated Net Income, (i) gains from the sale by the Company or any
Subsidiary of fixed or intangible assets, (ii) extraordinary gains, (iii)
casualty gains, and (iv) net revenue relating to the granting of stock options that would not otherwise be required to be treated as expenses in accordance with GAAP; provided that, for purposes of determining Consolidated EBITDA, (A)
the consolidated net income of any Person (or division or similar business unit)

                                      -6-

acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be included on a pro forma basis for the portion of such period prior to the date of such Acquisition (as if the consummation of such
Acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) and (B) the consolidated net income of any Person (or division or similar business unit) disposed of by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person (or division or business unit)) shall be excluded on a pro forma basis for the portion of such period prior to the date of such disposition (as if the consummation of such disposition occurred on the first day of such period).

         Consolidated Net Income means, with respect to the Company and its
Subsidiaries for any period, the net income (or loss) of the Company and its
Subsidiaries for such period.

         Credit Extension means the making of any Loan or the issuance of any
Letter of Credit.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under
Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than prepaid interest and trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness),
(e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) the net liabilities of such Person under all Hedging Agreements to which it is a party and (g) all Guaranty Obligations of such Person.

         Debt Issuance means any issuance of Debt by the Company which is not permitted by any provision of this Agreement.

         Defaulting Lender means any Lender that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative
Agent, or the Issuer any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         Dollars and $_____ mean lawful money of the United States of America.

         Domestic Subsidiary means any Subsidiary that is not a Foreign
Subsidiary.

                                      -7-

         Effective Time means the time at which all conditions precedent set forth in Section 11 to the making of the initial Credit Extension have been satisfied.

         Environmental Laws means all laws relating to environmental, health, safety and land use matters applicable to any property.

         Equity Issuance means the issuance of equity securities or interests by the Company or any Subsidiary (other than issuances of equity securities or interests by any Subsidiary to the Company or any other Subsidiary and the issuance of equity securities in connection with Permitted Acquisitions).

         ERISA means the Employee Retirement Income Security Act of 1974 and any
successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for
purposes of provisions relating to Section 412 of the Code).

         ERISA Event means (a) a Reportable Event with respect to a Pension
Plan, (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of
ERISA, (c) a complete or partial withdrawal by the Company or any ERISA
Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of
ERISA, or the commencement of proceedings by the PBGC to terminate a Pension
Plan or Multiemployer Plan, (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or
Multiemployer Plan or (f) the imposition of any liability under Title IV of
ERISA, other than PBGC premiums due but not delinquent under Section 4007 of
ERISA, upon the Company or any ERISA Affiliate.

         Eurodollar Loan means any Revolving Loan or any portion of a Term Loan that bears interest at a rate determined by reference to the Eurodollar Rate
(Reserve Adjusted).

         Eurodollar Office means, with respect to any Lender, the office or offices of such Lender which shall be making or maintaining Eurodollar Loans of such Lender hereunder or, if applicable, such other office or offices through which such Lender determines the Eurodollar Rate. A Eurodollar Office of any
Lender may be, at the option of such Lender, either a domestic or foreign office.

         Eurodollar Rate means, with respect to any Eurodollar Loan for any
Interest Period, the rate per annum equal to the British Bankers Association
LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the
Administrative Agent from time to time) at approximately 11:00

                                      -8-

a.m., London time, two Business Days prior to the commencement of such Interest
Period, for deposits in Dollars (for delivery on the first day of such Interest
Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such
Interest Period shall be the rate per annum determined by the Administrative
Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the
Eurodollar Loan being made, continued or converted by Bank of America (or, if
Bank of America does not have a Eurodollar Loan that is being made, continued or converted, by the Lender with the largest Eurodollar Loan being made, continued
or converted) and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         Eurodollar Rate (Reserve Adjusted) means, with respect to any
Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) determined pursuant to the following formula:

          Eurodollar Rate     =        Eurodollar Rate
                                       ---------------
          (Reserve Adjusted)           1-Eurodollar
                                       Reserve Percentage

         Eurodollar Reserve Percentage means, with respect to any Eurodollar
Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities"
pursuant to Regulation D of the FRB or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency
Liabilities" as presently defined in such Regulation D.

         Event of Default means any of the events described in Section 12.1.

         Excess Cash Flow means, for any period and without duplication, the result of (a) Consolidated EBITDA for such period less (b) the sum for such period of (i) Consolidated Capital Expenditures to the extent paid in cash and permitted to be made hereunder, (ii) Cash Interest Expense, (iii) income tax expense to the extent paid in cash, (iv) voluntary prepayments of principal of the Term Loans, including any applicable prepayment compensation pursuant to
Section 6.2.5, (v) voluntary prepayments of principal of the Revolving Loans
(but only to the extent of any corresponding permanent reduction in the
Revolving Commitments) and any related Commitment Reduction Compensation pursuant to Section 6.2.5 and (vi) to the extent added to Consolidated Net
Income in calculating such Consolidated EBITDA, Pending Matters Costs and the fees and expenses relating to the engagement of the Management Consultant.

         Excluded Taxes means, with respect to the Administrative Agent, any
Lender, the Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated and regardless of the jurisdiction), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which

                                      -9-

such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any similar taxes imposed on it in any jurisdiction, (b) any branch profits taxes and (c) except as provided in the following sentence, in the case of a Foreign
Lender (other than an assignee pursuant to a request by the Company under
Section 8.7), any withholding tax that is imposed on amounts payable to such
Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a change in applicable tax law after the Effective Time) to comply with Section 7.6, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to
Section 7.6(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Subsidiary to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 7.6(e).

         Existing Credit Agreement - see the Recitals.

         Existing Lenders - see the Recitals.

         Existing Letter of Credit means the letters of credit outstanding under the Existing Credit Agreement immediately prior to the amendment and restatement thereof pursuant hereto.

         Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor,
"H.15(519)") on the preceding Business Day opposite the caption "Federal Funds
(Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New
York City selected by the Administrative Agent.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of the Company and its Subsidiaries, which shall be a 52-week or 53-week period, as applicable, ending on or about
September 30 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2006") refer to the
Fiscal Year ending on or about September 30 of such calendar year.

         Foreign Lender means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes.
For purposes of this definition, the United States, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

         Foreign Subsidiary means any Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state or territory thereof and (b) does substantially all of its business (other than export sales to the United States) outside of the United States of America or any state or territory thereof.

                                      -10-

         FRB means the Board of Governors of the Federal Reserve System and any
successor thereto.

         Fund means any Person (other than a natural person) that is (or will
be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

         Funded Debt means all Debt of the Company and its Subsidiaries determined on a consolidated basis, excluding (i) contingent obligations in respect of undrawn letters of credit and Guaranty Obligations (except, in each case, to the extent constituting Guaranty Obligations in respect of Debt of a
Person other than the Company or any Subsidiary) and (ii) Hedging Obligations.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         Group - see Section 2.2.1.

         Guarantor means each Subsidiary that is a party to the Guaranty.

         Guaranty means the Amended and Restated Guaranty executed by certain
Subsidiaries of the Company in favor of the Administrative Agent and the
Lenders, substantially in the form of Exhibit D.

         Guaranty Obligation means, as to any Person, any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Debt or other obligation payable or performable by another
Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part); provided that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any

                                      -11-

Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         Hazardous Material means any hazardous, toxic or dangerous substance or material defined as such in (or for purposes of) the Comprehensive Environmental
Response, Compensation and Liability Act, any so-called "Superfund" or
"Superlien" law or any other Federal, state or local statute, law, ordinance, code, regulation or order, or any other requirement of any Governmental
Authority regulating, relating to, or imposing liability for, or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or any time hereafter in effect and applicable to any real property owned by or leased to the Company or any Subsidiary or on which the
Company or any Subsidiary carries on any of its operations (provided that no such state or local statute, law, ordinance, code, regulation, order or other requirement shall be deemed to have extraterritorial application).

         Hedging Agreem+ent means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange agreement, forward rate agreement or other agreement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

         Hedging Termination Value means, in respect of any one or more Hedging
Agreements, after taking into account the effect of any legally enforceable netting arrangement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, the aggregate net termination value(s) thereof, and (b) for any date prior to the date referenced in clause
(a), the aggregate net amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such
Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

         Identified Assets - see Schedule 1.2.

         Indemnified Taxes means Taxes other than Excluded Taxes.

         Indemnitee - see Section 14.4(b).

         Interest Compensation means, with respect to any prepayment of a Term
Loan, an amount equal to the remainder of (a) the present value at the date of such prepayment of (i) 102% of the principal amount of such prepayment plus (ii)
the aggregate amount of interest that would accrue on an amount equal to the principal amount so prepaid during the period from the date of prepayment to the first anniversary of the Effective Time at a rate per annum equal to 10.75%, discounted to the date of prepayment at a rate per annum equal to 4.75% (and in all cases assuming a year of 360 days and actual days elapsed) minus (b) the principal amount of such prepayment.

                                      -12-

         Interest Coverage Ratio means, for any Computation Period, the ratio of
(a) the Consolidated EBITDA for such Computation Period to (b) Cash Interest
Expense for such Computation Period; provided that (i) in calculating Cash
Interest Expense for any Computation Period, any Debt incurred or assumed in connection with the acquisition of any Person (or division or similar business unit) shall be assumed to have been incurred or assumed on the first day of such period (with a corresponding increase in Cash Interest Expense) and any Debt assumed by any Person (other than the Company or any Subsidiary) in connection with the disposition of any Person (or division or similar business unit)
disposed of by the Company or any Subsidiary during such period shall be assumed to have been repaid on the first day of such period (with a corresponding decrease in Cash Interest Expense) and (ii)(x) for the Computation Period ending
June 30, 2006, the Interest Coverage Ratio shall be calculated on the basis of
Consolidated EBITDA for the nine month period ending on such day multiplied by
4/3 and Cash Interest Expense for the three month period ending on such day multiplied by 4, (y) for the Computation Period ending September 29, 2006, the
Interest Coverage Ratio shall be calculated on the basis of Consolidated EBITDA for the twelve month period ending on such day and Cash Interest Expense for the six month period ending on such day multiplied by two and (z) for the
Computation Period ending December 29, 2006, the Interest Coverage Ratio shall be calculated on the basis of Consolidated EBITDA for the twelve month period ending on such day and Cash Interest Expense for the nine month period ending on such day multiplied by 4/3.

         Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period.

         Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or converted, or on the expiration of the immediately preceding Interest Period for such Loan, as applicable, and ending on the date one, two, three or six months thereafter as selected by the Company in its related notice of borrowing, conversion or continuation, as the case may be; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the immediately following Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business
         Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
         Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) no Interest Period for any Revolving Loan shall extend beyond the scheduled Revolving Termination Date; and

                  (iv) no Interest Period for a tranche of Term Loans shall
         extend beyond the scheduled maturity date of the Term Loans.

         Investment means, with respect to any Person, (a) any loan or advance made by such Person to any other Person (excluding (i) advances to, and deposits with, contractors and

                                      -13-

suppliers and (ii) trade accounts payable, in each case in the ordinary course of business consistent with the past practice of the Company and its
Subsidiaries) and (b) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person)
and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         IRS means the United States Internal Revenue Service.

         ISP means, with respect to any Letter of Credit, the "International
Standby Practices 1998" published by the Institute of International Banking Law
& Practice (or such later version thereof as may be in effect at the time of issuance).

         Issuer means Bank of America in its capacity as issuer of one or more
Letters of Credit hereunder, together with any replacement letter of credit issuer under Section 13.6.

         Issuer Documents means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuer and the Company (or any Subsidiary) or in favor of the Issuer and relating to any such Letter of Credit.

         Lender - see the Preamble. References to the "Lenders" shall include the Issuer; for purposes of clarification only, to the extent that Bank of
America (or any successor Issuer) may have rights or obligations in addition to those of the other Lenders due to its status as Issuer, its status as such will be specifically referenced.

         Letter of Credit - see Section 2.1.2.

         Letter of Credit Application means a letter of credit application in the form then used by the Issuer for the type of letter of credit requested.

         Leverage Ratio means, as of any day, the ratio of (a) Funded Debt as of such day to (b) Consolidated EBITDA for the Computation Period ended on such day
(or, if such day is not the last day of a Computation Period, then for the most recently-ended period of four Fiscal Quarters; provided that (i) for calculations of Consolidated EBITDA for any period ending June 30, 2006, the
Leverage Ratio shall be calculated on the basis of Consolidated EBITDA for the nine month period ending on such day multiplied by 4/3, and (ii) for any applicable Computation Period, Funded Debt shall be reduced by the amount of any payment required pursuant to Section 6.2.2(b) that has not yet been paid on such date and provided that such amount is paid in full when due.

         Lien means, when used with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge, assignment by way of security or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

                                      -14-

         Loan means a Revolving Loan or a Term Loan.

         Loan Documents means this Agreement, the Guaranty, the Collateral
Documents, the Notes, the Letter of Credit Applications and the Subordination
Agreement.

         Loan Parties means, collectively, the Company and each Guarantor.

         Management Consultant means Alvarez & Marsal (or another management consultant acceptable to the Required Lenders).

         Margin Stock means "margin stock" as defined in Regulation U of the
FRB.

         Material Adverse Effect means, relative to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental proceeding, but excluding (i) any monetary judgment, monetary fine or monetary settlement relating to (or other monetary partial or complete resolution of) the Pending Matters (or any component thereof) if, after giving effect to such judgment, fine, settlement or other event (and any borrowing required to make such payment), the Company would be in compliance with the Pending Matter Pro Forma Test) and (ii) any impact of the Company's pending restatement of its financial statements arising out of the events related to Pending Matter 1), a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole,
(b) the ability of the Company or any Guarantor to timely and fully perform any of its payment or other material obligations under this Agreement or any other
Loan Document to which it is a party or (c) the rights and remedies of the
Administrative Agent or the Lenders under the Loan Documents.

         Maturity Date means March 14, 2011 or such earlier date on which the
Term Loans become due and payable in full pursuant to Section 6 or 12.

         Mortgage means a mortgage or deed of trust executed by the Company or any Guarantor in form and substance reasonably acceptable to the Administrative
Agent.

         Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA
Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         Net Cash Proceeds means:

         (a) with respect to any Asset Sale, the aggregate cash proceeds
(including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credit or deduction and any tax sharing arrangement), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale, (iv) in the case of the sale of the stock

                                      -15-

of any Subsidiary, any Debt of such Subsidiary which is required to be repaid as a result of or in connection with such sale (other than the Loans) and (v) any reserve for adjustment in respect of the sale price of such asset (until such amount is available to the Company or the applicable Subsidiary); and

         (b) with respect to any Debt Issuance or Equity Issuance, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including filing costs, sales and underwriter's commissions and legal, accounting and investment banking fees).

         Non-Consenting Lender means any Lender that, within the previous 90 days, voted against, or did not vote with respect to, any proposed amendment, modification or waiver of, or consent or forbearance with respect to, any provision of this Agreement that (a) requires the approval of 100% of the
Lenders and (b) was approved by Lenders that constitute Required Lenders.

         Note - see Section 3.2.

         New CEO - see Section 10.23.

         Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         Participant - see Section 14.6(b).

         Pasta Lensi Debt - see Schedule 9.21.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pending Matter Payment - see Section 10.1.10(b).

         Pending Matter Pro Forma Test - see Section 10.6.2.

         Pending Matter Resolution - see Section 10.1.10(b).

         Pending Matter Resolution Deadline - see Section 10.1.10(b).

         Pending Matter Test Amount - see Section 10.6.2.

         Pending Matters - see Schedule 1.2.

         Pending Matters Costs - see Schedule 1.2.

         Pending Matters Costs Cap - see Schedule 1.2.

                                      -16-

         Pending Matters Information - see Section 9.14(c). Pending Matters
Information includes any information relating to the Pending Matters provided by the Company, whether in writing or orally, prior to the date of this Agreement and any information relating to the Pending Matters provided by the Company, whether in writing or orally, after the date of this Agreement, including pursuant to Section 10.1.6 and/or Section 10.1.10.

         Pending Matters Settlement Cap - see Schedule 1.2.

         Pension Plan means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan
(as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         Percentage means, for any Lender, the percentage set forth opposite such Lender's name on Schedule 1.1 under the heading "Percentage", as adjusted by any assignment pursuant to Section 14.6(a); provided that if and so long as any Lender is a Defaulting Lender, such Lender's Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the Percentage of the Issuer shall be deemed for purposes of this definition to be increased to such extent.

         Permitted Acquisition means any Acquisition by the Company or any
Subsidiary with respect to which each of the following requirements shall have been satisfied:

         (a) the assets to be acquired are for use, or the Person to be acquired is, in the same or a similar line of business as the Company and its
Subsidiaries;

         (b) in the case of the Acquisition of a Person, such Acquisition has been approved and recommended by the board of directors or other governing body of such Person;

         (c) no Event of Default or Unmatured Event of Default shall exist on the date of such Acquisition, before and after giving effect to such
Acquisition;

         (d) after giving effect to such Acquisition, (i) the Company is in pro forma compliance with all financial covenants set forth in Section 10.6 and (ii)
the sum of (x) cash and Cash Equivalent Investments of the Loan Parties and (y)
the unused portion of the Aggregate Revolving Commitment Amount is not less than
$25,000,000;

         (e) the Company shall have delivered to the Administrative Agent, not less than 10 Business Days prior to the closing of such Acquisition, a certificate demonstrating (i) compliance with clause (d) above and (ii) that (x)
the Leverage Ratio on a pro forma basis as of the date of such Acquisition (and after giving effect thereto and any related borrowing) will not exceed 4.25 to
1.0; and (y) the Leverage Ratio immediately after the effectiveness of such
Acquisition will not exceed the Leverage Ratio immediately prior to the effectiveness of such Acquisition (taking into account any other Permitted
Acquisition or sales consummated prior to the closing of such Acquisition); and

                                      -17-

         (f) if, after giving effect to such Acquisition, the cash consideration for all Acquisitions completed from the Effective Time will for the first time exceed $15,000,000, the Required Lenders shall have approved such Acquisition.

         Permitted Restricted Payments - see Section 10.10.

         Person means any natural person, corporation, company, partnership, limited liability company, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Plan means any "employee benefit plan" (as such term is defined in
Section 3(3) of ERISA) established by the Company or any ERISA Affiliate.

         Platform - see Section 10.1.

         Pledge Agreement means the Amended and Restated Pledge Agreement among the Company, various Subsidiaries and the Administrative Agent, substantially in the form of Exhibit E.

         Prohibited Assignee - see Schedule 1.2.

         Projections - see Section 9.14(b).

         Public Lender - see Section 10.1.

         Related Parties means, with respect to any Person, such Person's
Affiliates and the partners, directors, officers, employees, agents, trustees, and advisors of such Person and of such Person's Affiliates.

         Reportable Event means any of the events set forth in Section 4043(c)
of ERISA, other than events for which the 30 day notice period has been waived.

         Required Lenders means Lenders having Percentages aggregating more than
50%.

         Revolving Commitment means, as to any Lender, (a) such Lender's commitment to make Revolving Loans and to participate in Letters of Credit in an aggregate amount not exceeding the amount set forth for such Lender on Schedule
1.1, as adjusted from time to time in accordance with the terms hereof, or (b)
such amount as so adjusted.

         Revolving Lender means any Lender which has a Revolving Commitment or, after the termination of the Revolving Commitments, is the holder of any
Revolving Loan or any participation in a Letter of Credit.

         Revolving Loan - see Section 2.1.1.

         Revolving Percentage means, for any Lender, the percentage which (a)
the Revolving Commitment of such Lender (or, after termination of the Revolving
Commitments, the principal amount of such Lender's Revolving Loans plus the amount of such Lender's participations in the

                                      -18-

Stated Amount of all Letters of Credit) is of (b) the aggregate amount of the
Revolving Commitments (or after termination of the Revolving Commitments, the aggregate principal amount of all Revolving Loans plus the aggregate Stated
Amount of all Letters of Credit); provided that if and so long as any Revolving
Lender fails to fund any participation in any Letter of Credit when required by
Section 2.3.2, such Lender's Revolving Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount and the
Revolving Percentage of the Issuer shall be deemed for purposes of this definition to be increased to such extent.

         Revolving Termination Date means March 14, 2011 or such earlier date on which the Revolving Commitments terminate pursuant to Section 6 or 12.

         SEC means the Securities and Exchange Commission.

         Security Agreement means the Amended and Restated Security Agreement executed by the Company and the Guarantors, substantially in the form of Exhibit
I.

         Solvent mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such
Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such
Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature,
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         Stated Amount means, with respect to any Letter of Credit at any date of determination, the sum of the maximum amount available to be drawn thereunder at any time during the remaining term of such Letter of Credit under any and all circumstances plus the aggregate amount of all unreimbursed payments and disbursements previously made under such Letter of Credit.

         Subordination Agreement means a Subordination Agreement substantially in the form of Exhibit J.

         Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of stock or other equity interests having ordinary voting power for the election of the board of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such

                                      -19-

Person. Unless otherwise specified, all references herein to a "Subsidiary"
shall refer to a Subsidiary of the Company.

         Taxes means any present or future income, excise or stamp taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

         Term Commitment means, as to any Lender, such Lender's obligation to make a Term Loan pursuant to Section 2.1.3.

         Term Lender means any Lender that has a Term Commitment or, after the making of the Term Loans, is the holder of any Term Loan.

         Term Loan - see Section 2.1.3.

         Term Percentage means, as to any Term Lender, the percentage which (a)
the Term Commitment of such Lender (or, after the making of the Term Loans, the outstanding principal amount of such Term Lender's Term Loan) is of (b) the aggregate amount of Term Commitments (or, after the making of the Term Loans, the aggregate outstanding principal amount of all Term Loans). The initial Term
Percentage of each Term Lender is set forth across from such Term Lender's name on Schedule 1.1 under the heading "Term Percentage".

         Type of Loan or Borrowing refers to the interest rate basis for a
Revolving Loan or a Term Loan or a borrowing of Revolving Loans or a tranche of
Term Loans. The "Types" of Loans or borrowings are Eurodollar Loans or borrowings and Base Rate Loans or borrowings.

         Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that
Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         Unmatured Event of Default means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

         Wholly-Owned Domestic Subsidiary means a Domestic Subsidiary of which the Company and/or its Subsidiaries own, directly or indirectly, all of the outstanding shares of capital stock (other than directors' qualifying shares) or other equity interests.

         Wholly-Owned Subsidiary means a Subsidiary of which the Company and/or its Subsidiaries own, directly or indirectly, all of the outstanding shares of capital stock (other than directors' qualifying shares) or other equity interests.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the terms defined.

         (b) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                                      -20-

         (ii) The term "including" is not limiting and means "including without limitation."

         (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to"
and "until" each mean "to but excluding" and the word "through" means "to and including."

         (iv) For the purposes of calculating interest and non-use fees, the principal of a Loan shall be deemed to be outstanding on the date a Loan is made but not on the date paid so long as it is paid by the time required by Section
7.1 (and is not paid on the date it is made).

         (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

         (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         1.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10.6 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the
Required Lenders wish to amend any covenant in Section 10.6 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

         1.4 Allocation of Loans and Percentages at the Effective Time.

         (a) The Company and each Lender agree that, effective at the Effective
Time, (i) this Agreement shall amend and restate in its entirety the Existing
Credit Agreement (and, without limiting the generality of the foregoing, no event that constituted an Event of Default or Unmatured Event of Default under and as each such term is defined in the Existing Credit Agreement shall be the basis for an Event of Default or Unmatured Event of Default hereunder unless such event, in and of itself (and without regard to the Existing Credit
Agreement), constitutes an Event of Default or Unmatured Event of Default under this Agreement); and (ii)

                                      -21-

the outstanding Loans thereunder (and the participations in Letters of Credit and swing line loans thereunder), shall be allocated among the Lenders in accordance with their respective Percentages.

         (b) To facilitate the reallocation described in clause (a), on the
Effective Date, (i) all "Revolving Loans" under the Existing Credit Agreement shall be deemed to be Revolving Loans, and all "Term Loans" under the Existing
Credit Agreement shall be deemed to be Term Loans, (ii) each Lender that is a party to the Existing Credit Agreement (an "Existing Lender") shall transfer to the Administrative Agent an amount equal to the excess, if any, of (x) such
Lender's Revolving Percentage of all outstanding Revolving Loans over the amount of such Lender's "Revolving Loans" under the Existing Credit Agreement and (y)
such Lender's Term Percentage of all outstanding Term Loans over the amount of such Lender's "Term Loans" under the Existing Credit Agreement, (iii) each
Lender that is not a party to the Existing Credit Agreement shall transfer to the Administrative Agent an amount equal to (x) such Lender's Revolving
Percentage of all outstanding Revolving Loans and (y) such Lender's Term
Percentage of all outstanding Term Loans hereunder (including any Loans requested by the Company at or immediately following the Effective Time), (iv)
the Administrative Agent shall apply the funds received from the Lenders pursuant to clauses (ii) and (iii), first, on behalf of the Lenders (pro rata according to the amount of the loans each is required to purchase to achieve the reallocation described in clause (a)), to purchase from each Existing Lender which has "Revolving Loans" or "Term Loans" under the Existing Credit Agreement in excess of such Lender's Revolving Percentage or Term Percentage, as applicable, of all then-outstanding Revolving Loans and Term Loans, respectively, hereunder (including any Loans requested by the Company at or immediately following the Effective Time), a portion of such loans equal to such excess, second, to pay to each Existing Lender all interest, fees and other amounts (including amounts payable pursuant to Section 8.4 of the Existing
Credit Agreement, assuming for such purpose that the loans under the Existing
Credit Agreement were prepaid rather than reallocated as of the Effective Time)
owed to such Existing Lender under the Existing Credit Agreement (whether or not otherwise then due) and, third, as the Company shall direct, (v) the Company shall select new Interest Periods to apply to all Revolving Loans and Term Loans hereunder (or, to the extent the Company fails to do so, such Loans shall be
Base Rate Loans).

         1.5 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated
amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

         SECTION 2 COMMITMENTS OF THE LENDERS; BORROWING PROCEDURES; LETTER OF
CREDIT PROCEDURES.

         2.1 Commitments. On and subject to the terms and conditions of this
Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company as follows:

                                      -22-

         2.1.1 Revolving Loans. Each Revolving Lender agrees to make loans to the Company on a revolving basis (collectively "Revolving Loans" and individually each a "Revolving Loan") from time to time before the Revolving
Termination Date in such Revolving Lender's Revolving Percentage of such aggregate amounts as the Company may from time to time request from all
Revolving Lenders. Revolving Loans that are repaid may thereafter be reborrowed in accordance with the terms and conditions of the Agreement.

         2.1.2 Letter of Credit Commitment. (a) The Issuer will issue standby letters of credit denominated in Dollars, in each case containing such terms and conditions as are permitted by this Agreement and are otherwise reasonably satisfactory to the Issuer (collectively with the Existing Letters of Credit, the "Letters of Credit" and individually each a "Letter of Credit"), at the request of and for the account of the Company (or jointly for the account of the
Company and a Subsidiary) from time to time before the Revolving Termination
Date; and (b) as more fully set forth in Section 2.3, each Lender agrees to purchase a participation in each Letter of Credit.

         2.1.3 Term Loans. Each Term Lender will make (or, to the extent set forth in Section 1.4(b), will be deemed to have made) a single term loan (each a
"Term Loan") at the Effective Time in such Term Lender's Term Percentage of
$265,000,000. Amounts repaid with respect to Term Loans may not be reborrowed.

         2.1.4 Commitment Limits. Notwithstanding any other provision of this
Agreement, (a) the Aggregate Revolving Outstandings shall not at any time exceed the Aggregate Revolving Commitment Amount and (b) the Stated Amount of all
Letters of Credit shall not at any time exceed $10,000,000.

         2.2 Loan Procedures.

         2.2.1 Various Types of Loans. Each Revolving Loan shall be either a
Base Rate Loan or a Eurodollar Loan, and each Term Loan may be divided into one or more tranches which are either Base Rate Loans or Eurodollar Loans, as the
Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and
Eurodollar Loans may be outstanding at the same time; provided that (i) not more than 18 different Groups of Eurodollar Loans shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Loans shall at all times be $1,000,000 or a higher integral multiple of $100,000. All borrowings, conversions and repayments of Loans shall be effected so that each
Revolving Lender will have a pro rata share (according to its Revolving
Percentage) of all Types and Groups of Revolving Loans, and all borrowings, conversions and repayments of Term Loans shall be effected so that each Term
Lender will have a pro rata share (according to its Term Percentage) of all
Types and Groups of tranches of Term Loans.

         2.2.2 Borrowing Procedures. The Company shall give written or telephonic (followed promptly by written confirmation thereof) notice to the
Administrative Agent of each proposed borrowing not later than 10:00 a.m.,
Chicago time, (a) in the case of a Base Rate borrowing, on the proposed date of such borrowing and (b) in the case of a Eurodollar borrowing, at least three
Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date,

                                      -23-

amount and Type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the
Administrative Agent shall advise each Lender thereof. Not later than 1:00 p.m.,
Chicago time, on the date of a proposed borrowing, each Lender shall provide the
Administrative Agent at the office specified by the Administrative Agent with
Dollars in immediately available funds in the amount of such Lender's Applicable
Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Administrative Agent shall promptly pay over the requested amount to the Company. Each borrowing of
Revolving Loans shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of $500,000 or a higher integral multiple of $100,000. Each other borrowing shall be in the applicable amount required for a Group pursuant to Section 2.2.1.

         2.2.3 Conversion and Continuation Procedures. (a) Subject to the
provisions of Section 2.2.1, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

          (i) elect, as of any Business Day, to convert any outstanding Base
     Rate Loan into a Eurodollar Loan or any outstanding Eurodollar Loan into a
     Base Rate Loan; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any Group of Eurodollar Loans having an Interest Period expiring on such day (or any part thereof in the applicable amount required for a
     Group pursuant to Section 2.2.1) for a new Interest Period.

         (b) The Company shall give written or telephonic (followed promptly by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than 10:00 a.m., Chicago time, (i)
in the case of conversion of Eurodollar Loans into Base Rate Loans, at least three Business Days prior to such conversion and (ii) in the case of a conversion of Base Rate Loans into or continuation of Eurodollar Loans, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

          (1) the proposed date of conversion or continuation;

          (2) the aggregate amount of the Loans to be converted or continued;

          (3) the Type of Loans resulting from the proposed conversion or continuation; and

          (4) in the case of conversion into, or continuation of, Eurodollar
     Loans, the duration of the requested Interest Period therefor.

         (c) If upon expiration of any Interest Period applicable to Eurodollar
Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to continue such Eurodollar Loans for a one-month Interest Period.

                                      -24-

         (d) The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic continuation or conversion.

         (e) Unless the Required Lenders otherwise consent, during the existence of any Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as a Eurodollar Loan.

         2.3 Letter of Credit Procedures.

         2.3.1 Issuance of Letters of Credit. The Company shall give written notice to the Administrative Agent of the proposed issuance (which, for purposes of this Agreement shall, whenever appropriate, include any increase in the amount available to be drawn under or extension of the term of any Letter of
Credit) of each Letter of Credit on a Business Day that is at least three
Business Days (or such lesser period as the Issuer may agree) prior to the proposed date of issuance of such Letter of Credit; provided that the Company shall not be required to give written notice of the extension of the term of a
Letter of Credit which has an "evergreen" or automatic renewal provision. Each such notice shall be accompanied by a Letter of Credit Application, duly executed by the Company and in all respects reasonably satisfactory to the
Issuer, together with such other documentation as the Issuer may reasonably request in support thereof, it being understood that each Letter of Credit
Application shall specify, among other things, the date on which the proposed
Letter of Credit is to be issued, the expiration date of such Letter of Credit
(which shall not be later than 22 days prior to the scheduled Revolving
Termination Date), the face amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and whether such Letter of
Credit is to be transferable in whole or in part. So long as (a) the Issuer has not received written notice that the conditions precedent set forth in Section
11 with respect to the issuance of such Letter of Credit have not been satisfied and (b) no default of any Lender's obligations to fund under Section 2.3.5 exists and no Lender is at such time a Defaulting Lender (unless in any such case the Issuer has entered into reasonably satisfactory arrangements with the
Company or such Defaulting Lender to eliminate the Issuer's risk with respect to such Defaulting Lender), the Issuer shall issue such Letter of Credit on the requested issuance date. With respect to any Letter of Credit which contains any
"evergreen" or automatic renewal provision, each Revolving Lender shall be deemed to have consented to any such extension or renewal unless such Revolving
Lender shall have provided to the Administrative Agent, not less than 30 days prior to the last date on which the Issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of
Credit, written notice that it declines to consent to any extension or renewal.

         2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuer shall be deemed to have sold and transferred to each other Revolving Lender, and each other Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuer without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Revolving Percentage, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each
Letter of Credit shall be deemed to be the Issuer's "participation" therein. The
Administrative Agent hereby agrees, upon request of any Lender, to deliver to

                                      -25-

such Lender a list of all outstanding Letters of Credit, together with such information related thereto as such Lender may reasonably request.

         2.3.3 Reimbursement Obligations. The Company unconditionally and irrevocably agrees to reimburse the Issuer for each payment or disbursement made by the Issuer under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from and including the date of such payment or disbursement to but not including the date that the Issuer is reimbursed by the
Company therefor, payable on demand, at a rate per annum equal to the Applicable
Eurodollar Margin plus, beginning on the first Business Day after demand by the
Issuer, 2%. The Issuer shall notify the Company whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuer to so notify the Company shall not affect the rights of the Issuer or the Lenders in any manner whatsoever.

         2.3.4 Limitation on the Issuer's Obligations. In determining whether to pay under any Letter of Credit, the Issuer shall not have any obligation to the
Company or any Lender other than to confirm that all documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuer any liability to the
Company or any Lender and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Revolving
Lenders pursuant to Section 2.3.5.

         2.3.5 Funding by Revolving Lenders to the Issuer. If the Issuer makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuer in full for such payment or disbursement by 12:00 noon,
Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Issuer from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Revolving Lender shall be obligated to pay to the Issuer, in full or partial payment of the purchase price of its participation in such
Letter of Credit, its pro rata share (according to its Revolving Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and the Administrative Agent shall promptly notify each other Revolving Lender thereof. Each other Revolving Lender irrevocably and unconditionally agrees, severally and for itself alone, to so pay to the Administrative Agent in immediately available funds for the Issuer's account the amount of such other Revolving Lender's Revolving Percentage of such payment or disbursement.

         If and to the extent any Revolving Lender shall not have made the amount referred to above available to the Administrative Agent by 2:00 p.m.,
Chicago time, on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of such payment or disbursement, such Revolving
Lender agrees to pay interest on such amount to the Administrative Agent for the
Issuer's account forthwith on demand for each day from and including the date such amount was to have been delivered to the Administrative Agent to but excluding the date such amount is paid, at a rate per annum equal to (i) for the first three days after demand, the Federal Funds Rate from time to time in effect and (ii) thereafter, the Base

                                      -26-

Rate from time to time in effect. Any Revolving Lender's failure to make available to the Administrative Agent its Revolving Percentage of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other
Revolving Lender's Revolving Percentage of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Revolving Lender's Revolving
Percentage of any such payment or disbursement.

         2.3.6 Applicability of ISP. Unless otherwise expressly agreed by the
Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

         2.4 Warranty. Each notice of borrowing pursuant to Section 2.2 and the delivery of each Letter of Credit Application pursuant to Section 2.3 shall automatically constitute a warranty by the Company to the Administrative Agent and each Revolving Lender to the effect that on the date of the requested borrowing or the issuance of the requested Letter of Credit, as the case may be,
(a) the warranties of the Company contained in Section 9 (excluding, except in the case of the initial Credit Extension, (i) the second sentence of Section 9.6 and (ii) Section 9.8) shall be true and correct in all material respects as of such requested date as though made on the date thereof (except to the extent that any warranty relates to an earlier date, in which case such warranty shall be true and correct as of such earlier date) and (b) no Event of Default or
Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

         2.5 Conditions. Notwithstanding any other provision of this Agreement,
(a) no Lender shall be obligated to make any Loan, (b) no Lender shall be obligated to convert into, or permit the continuation at the end of the applicable Interest Period of, any Eurodollar Loan and (c) the Issuer shall not be obligated to issue any Letter of Credit if, in any such case, an Event of
Default or Unmatured Event of Default exists or would result therefrom.

         2.6 Commitments Several. The failure of any Lender to make a requested
Revolving Loan or Term Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Revolving Loan or Term Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any
Revolving Loan or Term Loan to be made by such other Lender.

         SECTION 3 LOAN ACCOUNTS AND NOTES.

         3.1 Loan Account. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company, and the interest and payments thereon. Any failure so to record or any error in so recording shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay all amounts owing with respect to each Loan.

                                      -27-

         3.2 Notes. Upon the request of any Lender made through the
Administrative Agent (and, in the case of Eurodollar Loans, so long as the issuance of such Note shall not result in the imposition of any stamp, withholding or other tax), the Loans made by such Lender to the Company may be evidenced by a promissory note (individually each a "Note" and collectively for all Lenders the "Notes") substantially in the form of Exhibit A instead of loan accounts. Each such Lender may record on the schedules annexed to the applicable
Note the date and amount of each applicable Loan made by it and the amount of each payment of principal made by the Company with respect thereto, and such
Lender's record shall be conclusive absent demonstrable error; provided that the failure of a Lender to make, or an error in making, a notation on any Note with respect to any Loan shall not limit or otherwise affect the obligation of the
Company to repay each Loan together with interest thereon.

         SECTION 4 INTEREST.

         4.1 Interest Rates. (a) The Company promises to pay interest on the unpaid principal amount of each Loan, for the period commencing on the date of such Loan until such Loan is paid in full, (i) at all times such Loan is a Base
Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Base Rate Margin; and (ii) at all times such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate
(Reserve Adjusted) applicable to each Interest Period for such Loan plus the
Applicable Eurodollar Margin from time to time in effect.

         (b) Notwithstanding any other provision of this Agreement, at the request of the Required Lenders at any time an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2% for so long as such Event of Default continues or, notwithstanding Section 14.1, until the
Required Lenders otherwise notify the Administrative Agent in writing.

         4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable on the last Business Day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Eurodollar Loan (and, in the case of each Eurodollar Loan with an Interest Period in excess of three months, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 Setting and Notice of Certain Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent in accordance with the terms of this Agreement, and notice thereof shall be given by the Administrative Agent promptly to the Company and each Lender. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the
Company or any Lender, deliver to such Person a statement showing the computations used by the Administrative Agent in determining any applicable
Eurodollar Rate.

         4.4 Computation of Interest. Interest on any Loan bearing interest based upon Bank of America's prime rate shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as applicable. All other interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

                                      -28-

         SECTION 5 FEES.

         5.1 Non-Use Fees. (a) The Company agrees to pay to the Administrative
Agent for the account of each Revolving Lender a non-use fee for the period from the Effective Time to the Revolving Termination Date at a rate per annum equal to 1.00% of the amount equal to (i) the Revolving Commitment of such Revolving
Lender minus (ii) the sum of the principal amount of the outstanding Revolving
Loans of such Revolving Lender plus such Revolving Lender's Revolving Percentage of the Stated Amount of all outstanding Letters of Credit.

         (b) Non-use fees shall be payable in arrears on the last day of each calendar quarter and on the Revolving Termination Date for any period then ending for which such non-use fees shall not have been theretofore paid. Non-use fees shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 Letter of Credit Fees.

         (a) The Company agrees to pay to the Administrative Agent for the account of the Revolving Lenders pro rata according to their respective
Revolving Percentages a letter of credit fee for each Letter of Credit at a rate per annum equal to the Applicable Eurodollar Margin (computed for the actual number of days elapsed on the basis of a year of 360 days) multiplied by the amount available to be drawn under such Letter of Credit, payable in arrears on the last Business Day of each calendar quarter and on the expiry of each Letter of Credit (and, with respect to any Letter of Credit which remains outstanding after the Revolving Termination Date, thereafter on demand) for the period from the date of the issuance of such Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuer (i) such fees and expenses as the Issuer customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a fronting fee with respect to each Letter of Credit, at a rate per annum equal to 0.25%, computed on the daily amount available to be drawn under such Letter of Credit.
Such fronting fee shall be due and payable quarterly in arrears on the last
Business Day of each calendar quarter and on the expiry of each Letter of Credit
(and, with respect to any Letter of Credit which remains outstanding after the
Revolving Termination Date, thereafter on demand).

         5.3 Closing Date Fees. The Company agrees to pay to the Administrative
Agent for the account of each Lender at the Effective Time the Closing Date Fee.

         5.4 Administrative Agent's and Arranger's Fees. The Company agrees to pay to the Administrative Agent and the Arranger such fees at such times and in such amounts as are mutually agreed upon by the Company and the Administrative
Agent and the Arranger, respectively.

                                      -29-

         SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENTS;
PREPAYMENTS.

         6.1 Reduction or Termination of the Revolving Commitments.

         6.1.1 Mandatory Reductions of the Aggregate Revolving Commitment
Amount. Following the payment in full of the Term Loans, all amounts that would be required to be applied by the Company to prepay Term Loans pursuant to
Section 6.2.2 shall instead be applied to permanently reduce the Aggregate
Revolving Commitment Amount.

         6.1.2 Voluntary Reduction of Aggregate Revolving Commitment Amount.
Subject to Section 6.2.5, the Company may from time to time on at least five
Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Aggregate
Revolving Commitment Amount to an amount not less than the Aggregate Revolving
Outstandings; provided that any such reduction shall be in the amount of
$2,500,000 or an integral multiple thereof. The Company may at any time on like notice, subject to Section 6.2.5, terminate the Revolving Commitments upon payment in full of all Loans and all other obligations of the Company hereunder and the cash collateralization in full, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuer, of all obligations arising with respect to the Letters of Credit.

         6.1.3 All Reductions. All reductions of the Revolving Commitments shall be pro rata among the Lenders according to their respective Revolving
Percentages and shall be subject to Section 6.2.5.

         6.2 Prepayments.

         6.2.1 Mandatory Prepayments of Revolving Loans Resulting from
Commitment Reductions. On each date on which the Aggregate Revolving Commitment
Amount is reduced pursuant to Section 6.1, the Company shall prepay Revolving
Loans in the amount necessary (if any) so that the Aggregate Revolving
Outstandings will not exceed the Aggregate Revolving Commitment Amount as reduced on such date.

         6.2.2 Mandatory Prepayments of the Term Loans.

         (a)  Concurrently  with the receipt by the Company or any Subsidiary of any Applicable Asset Sale Proceeds,  Applicable  Casualty  Proceeds,  Applicable
Debt  Issuance  Proceeds,  Applicable  Equity  Issuance  Proceeds or  Applicable
Extraordinary Receipt Proceeds, the Company shall prepay Term Loans by an amount equal to the  excess of all such  Applicable  Asset  Sale  Proceeds,  Applicable
Casualty   Proceeds,   Applicable   Equity  Issuance   Proceeds  and  Applicable
Extraordinary  Receipt  Proceeds  received  since  the  Effective  Time over all prepayments of the Term Loans made pursuant to this  Section  6.2.2 since the Effective  Time (rounded  down,  if  necessary,  to an integral  multiple of
$500,000).

         (b) The Company shall make a prepayment of the Term Loans not later than the date of the delivery of a Compliance Certificate with respect to the
Computation Period ending on the last day of each Fiscal Year (beginning with
Fiscal Year 2007) in an amount (rounded down, if

                                      -30-

necessary, to an integral multiple of $100,000) equal to 50% of Excess Cash Flow for such Fiscal Year.

         6.2.3 Voluntary Prepayments. Subject to Sections 6.2.4 and 6.2.5, the
Company may from time to time prepay Loans in whole or in part.

         6.2.4 All Prepayments. The Company shall give the Administrative Agent
(which shall promptly advise each Lender) notice of each prepayment not later than (a) 10:00 a.m., Chicago time, on the date of a prepayment of Base Rate
Loans, and (b) 3:00 p.m., Chicago time, on the third Business Day preceding the day of a prepayment of Eurodollar Loans, in each case specifying the Loans to be prepaid and the day (which shall be a Business Day) and amount of such prepayment. Each partial prepayment of Loans pursuant to Section 6.2.3 shall be in a principal amount of $1,000,000 or a higher integral multiple of $100,000.
After giving effect to any partial prepayment, the aggregate principal amount of each Group of Eurodollar Loans shall be $1,000,000 or a higher integral multiple of $100,000. Any prepayment of a Eurodollar Loan shall include accrued interest to the date of prepayment on the principal amount being repaid and, if made on a day other than the last day of an Interest Period therefor, shall be subject to
Section 8.4.

         6.2.5 Prepayment and Commitment Reduction Compensation.  As a result of the impracticality and difficulty of ascertaining and quantifying actual damages to the Lenders caused by early  prepayments of the Loans and/or early reductions of the  Revolving  Commitments,  and by mutual  agreement of the  Administrative
Agent,  the  Lenders and the Company as to a  reasonable  approximation  of such damages,  each  prepayment  (whether  optional,  mandatory upon  acceleration or otherwise)  of  Term  Loans,  and  each  reduction  of the  Aggregate  Revolving
Commitment  Amount,  that is made under this  Agreement  shall be subject to the following:

         (a) each prepayment of Term Loans made on or prior to December 31, 2006 pursuant to Section 6.2.2(a) with the first $30,000,000 of Applicable Asset Sale
Proceeds from the sale of Identified Assets shall be accompanied by prepayment compensation equal to 1% of the principal amount prepaid;

         (b) each prepayment of Term Loans on or prior to the first anniversary of the Effective Time pursuant to Section 6.2.2(a) with the first $25,000,000 of
Applicable Equity Issuance Proceeds shall be accompanied by prepayment compensation equal to 3% of the principal amount prepaid;

         (c) each other prepayment of Term Loans (other than prepayments with
Applicable Casualty Proceeds) on or prior to the first anniversary of the
Effective Time shall be accompanied by Interest Compensation on the principal amount of the Loans prepaid;

         (d) after the first anniversary of the Effective Time but on or prior to the second anniversary of the Effective Time, each prepayment of Term Loans
(other than any prepayment pursuant to Section 6.2.2(b) or with Applicable
Casualty Proceeds) shall be accompanied by prepayment compensation equal to 2%
of the principal amount prepaid;

                                      -31-

         (e) after the second anniversary of the Effective Time but on or prior to the third anniversary of the Effective Time, each prepayment of Term Loans
(other than any prepayment pursuant to Section 6.2.2(b) or with Applicable
Casualty Proceeds) shall be accompanied by prepayment compensation equal to 1%
of the principal amount prepaid, and

         (f) any reduction in the Aggregate Revolving Commitment Amount (other than any reduction resulting from the operation of Section 6.2.2(b) or with
Applicable Casualty Proceeds) shall be accompanied by Commitment Reduction
Compensation on the amount of such reduction.

         6.2.6 Application of Prepayments. All prepayments of Revolving Loans shall be applied pro rata to the Revolving Loans of the Revolving Lenders in accordance with their Revolving Percentages; and all prepayments of Term Loans shall be applied pro rata to the Term Loans of the Term Lenders in accordance with their Term Percentages.

         6.3 Repayment of Loans. The Term Loans shall be repaid in full on the
Maturity Date and all Revolving Loans shall be repaid in full on the Revolving
Termination Date.

         SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 Making of Payments. All payments of principal of or interest on the
Notes, and of all non-use fees and Letter of Credit fees, shall be made by the
Company to the Administrative Agent in immediately available funds at the
Agent's Payment Office not later than 12:00 noon, Chicago time, on the date due, and funds received after that hour shall be deemed to have been received by the
Administrative Agent on the next following Business Day. The Company hereby authorizes Bank of America to charge any demand deposit account maintained with
Bank of America for the amount of any such payment to be made by the Company on the due date therefor and to pay such amount to the Administrative Agent, but
Bank of America's failure to so charge any such account shall in no way affect the obligation of the Company to make any such payment. The Administrative Agent shall promptly remit to each Lender its share (if any) of all such payments received in collected funds by the Administrative Agent for the account of such
Lender.

         All payments under Sections 8.1 and 8.4 shall be made by the Company to the Administrative Agent at the Agent's Payment Office for the account of the
Lender entitled thereto.

         7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

         7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of non-use fees or Letter of Credit fees, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case

                                      -32-

of a Eurodollar Loan, such next following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and additional interest (in the case of principal) or fees, as the case may be, shall accrue and be payable for the period of any such extension.

         7.4 Setoff. The Company agrees that the Administrative Agent and each
Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any payment or other amount owing by the Company under this Agreement is then due to the
Administrative Agent or any Lender, the Administrative Agent and each Lender may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the
Administrative Agent or such Lender.

         7.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan (or on account of its participation in any Credit Extension) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on Loans (or such participations) then held by them (other than in respect of an Affected Loan, or as a result of replacement of a Lender pursuant to Section 8.7), such Lender shall purchase from the other Lenders such participation in the Loans (or sub-participations in Credit Extensions) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6 Taxes.

         (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any
Indemnified Taxes, provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or the Issuer,
as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant
Governmental Authority in accordance with applicable law.

         (b) Payment of Other Taxes by the Company. Without limiting the provisions of clause (a) above, Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Company. The Company shall indemnify the
Administrative Agent, each Lender and the Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified
Taxes imposed or asserted on or attributable to amounts payable under this
Section) paid by the Administrative Agent, such

                                      -33-

Lender or the Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuer
(with a copy to the Administrative Agent), or by the Administrative Agent on its
own behalf or on behalf of a Lender or the Issuer, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of
Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other
Loan Document shall deliver to the Company (with a copy to the Administrative
Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         (f) Without limiting the generality of the foregoing, any Foreign
Lender shall deliver to Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the
     United States is a party;

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI;

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank"
     within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section
     881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue
     Service Form W-8BEN; or

                                      -34-

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

         Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the
Company shall reasonably request, at or prior to the Effective Time, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such
Lender outside of the U.S. by the Company pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative
Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its applicable lending office) to avoid any requirement of applicable Laws of any such jurisdiction that the Company make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, the Company shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such
Lender shall reasonably request, at or prior to the Effective Time, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the laws of any jurisdiction, duly executed and completed by the Company, as are required to be furnished by such Lender or the
Administrative Agent under such laws in connection with any payment by the
Administrative Agent or any Lender of Taxes, or otherwise in connection with the
Loan Documents, with respect to such jurisdiction.

         SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

         8.1 Increased Costs. (a) If, after the Effective Time, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

          (i) shall subject any Lender (or any Eurodollar Office of such Lender)
     to any tax, duty or other charge with respect to its Eurodollar Loans, its
     Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amount due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans
     (except for (x) Excluded Taxes, (y) Indemnified Taxes covered by Section
     7.6 and (z)

                                      -35-

     any tax, duty or other charge to the extent resulting from such Lender's gross negligence or willful misconduct); or

          (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender);
     or

          (iii) shall impose on any Lender (or its applicable Eurodollar Office)
     any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the FRB, to impose a cost on) such Lender (or any
Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its applicable Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such
Lender such additional amount or amounts as will compensate such Lender for such increased cost or such reduction.

         (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration of any such law, rule or regulation by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any
Eurodollar Office of such Lender) or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder (including such
Lender's Commitment) to a level below that which such Lender or such controlling
Person could have achieved but for such change, adoption, phase-in or compliance
(taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for and a calculation of the amount of such demand, a copy of which shall be furnished to the Administrative Agent), the
Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

         (c) Notwithstanding the foregoing provisions of this Section 8.1, if any Lender fails to notify the Company of any event or circumstance which will entitle such Lender to compensation pursuant to this Section 8.1 within 120 days after such Lender obtains knowledge of such event or circumstance, then such
Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 120 days before the date on which such Lender notifies the Company of such event or circumstance.

                                      -36-

         8.2 Basis for Determining Eurodollar Interest Rate Inadequate or
Unfair. If with respect to any Interest Period:

         (a) the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

         (b) Lenders having an aggregate Revolving Percentage or Term
Percentage, as applicable, of 40% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding the applicable Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1), or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such
Lenders materially affects such Loans,

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Revolving Lender or
Term Lender, as applicable, shall be under any obligation to make, continue or convert into Eurodollar Loans and (ii) on the last day of the current Interest
Period therefor, such Loans shall, unless then repaid in full, automatically convert to Base Rate Loans.

         8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any
Governmental Authority or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue,
(a) such Lender shall have no obligation to make, continue or convert into
Eurodollar Loans (but shall make Base Rate Loans concurrently with the making or continuation of or conversion into Eurodollar Loans by the applicable Lenders that are not so affected, in each case in an amount equal to such Lender's
Applicable Percentage of all Eurodollar Loans that would be made, continued or converted into at such time in the absence of such circumstances), and (b) on the last day of the current Interest Period for each Eurodollar Loan of such
Lender (or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), such
Eurodollar Loan shall, unless then repaid in full, automatically convert to a
Base Rate Loan. Each Base Rate Loan made by a Lender that, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan
(any such Loan, an "Affected Loan"), shall, notwithstanding any other provision of this Agreement, remain outstanding for the same period (and be continued for such Interest Periods) as the Group of Eurodollar Loans of which such Affected
Loan would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that, upon demand by any
Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the

                                      -37-

Company will indemnify such Lender against any net loss or expense which such
Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment or prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an
Interest Period for such Loan (including any conversion pursuant to Section
8.3), or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the
Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

         8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any
provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of Section 8.4 all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such
Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 Mitigation of Circumstances. Each Lender shall promptly notify the
Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it
(and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the
Company and the Administrative Agent). Without limiting the foregoing, each
Lender will designate a different Eurodollar Office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i)
or (ii) of the preceding sentence and such designation will not, in such
Lender's judgment, be otherwise disadvantageous to such Lender.

         8.8 Conclusiveness of Statements; Survival of Provisions.
Determinations and statements of any Lender pursuant to Section 7.6, 8.1, 8.2,
8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under
Sections 8.1 and 8.4, and the provisions of such Sections shall survive the expiration or termination of the Commitments, the repayment of the Loans and all other obligations of the Company hereunder, the expiration or termination of the
Letters of Credit and the termination of this Agreement.

                                      -38-

         SECTION 9 WARRANTIES.

         To induce the Administrative Agent and the Lenders to enter into this
Agreement and to induce the Lenders to make Credit Extensions hereunder, the
Company warrants to the Administrative Agent and the Lenders that:

         9.1 Organization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each Subsidiary is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the jurisdiction of its organization, each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and each of the Company and each Subsidiary has full power and authority to own its property and conduct its business as presently conducted by it.

         9.2 Authorization; No Conflict. The execution and delivery by the
Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each
Loan Document to which it is a party and the performance by each of the Company and each Guarantor of its obligations under each Loan Document to which it is a party are within the powers of the Company and each Guarantor, have been duly authorized by all necessary action on the part of the Company and each Guarantor
(including any necessary shareholder action), have received all necessary governmental and other third party approvals (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other Governmental Authority which is binding on the
Company or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the articles or certificate of incorporation, bylaws or other organizational documents of the Company or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the
Company, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any Guarantor or any other Subsidiary.

         9.3 Validity and Binding Nature. Each of this Agreement and each other
Loan Document to which the Company is a party is, or upon the execution and delivery thereof will be, the legal, valid and binding obligation of the
Company, enforceable against the Company in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         9.4 Compliance with Laws. Except with respect to the Pending Matters, each of the Company and each of its Subsidiaries is in compliance in all material respects with the

                                      -39-

requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which
(a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b)
the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         9.5 No Material Adverse Change. No events have occurred since December
30, 2005 excluding the Pending Matters which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect. Since
February 28, 2006, no events have occurred relating to, and there has been no change in the status of, the Pending Matters that, to the Company's knowledge, individually or in the aggregate, has resulted in, or has materially increased the likelihood of, a Material Adverse Effect.

         9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental proceeding (other than the Pending Matters) is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which is reasonably likely to have a
Material Adverse Effect except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings and the Pending Matters, neither the Company nor any Subsidiary has any material contingent liabilities which are not listed in Schedule 9.6.

         9.7 Ownership of Properties; Liens. The Company and its Subsidiaries
own good and marketable title to, or a valid leasehold interest in, all of their respective properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.

         9.8 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 9.8.

         9.9 ERISA Compliance. (a) Except as set forth on Schedule 9.9, each Plan is in compliance in all material respects with all applicable provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. Each of the Company and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) Except for the Pending Matter 5, there are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. Except for the Pending Matter 5,
there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                                      -40-

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur,
(ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither the
Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (v) neither the
Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         9.10 Investment Company Act. Neither the Company nor any Subsidiary is
an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         9.11 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.12 Taxes. Each of the Company and each Subsidiary has filed all U.S.
federal tax returns and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except for any such taxes or charges (a) payable as a result of the Pending Matter 4 or (b) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         9.13 Environmental Compliance. (a) The Company and each of its
Subsidiaries are in compliance in all material respects with all applicable
Environmental Laws. There are no material past, pending or, to the best knowledge of the Company, threatened claims under any Environmental Law against the Company or any of its Subsidiaries or any real property at any time owned, leased or operated by the Company or any of its Subsidiaries. There are no
facts, circumstances, conditions or occurrences with respect to any real property at any time owned, leased or operated by the Company or any of its
Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) No Hazardous Materials have at any time been generated, released on or from, used, treated or stored on, or transported to or from any real property at any time owned, leased or operated by the Company or any of its Subsidiaries except in material compliance with Environmental Laws.

         9.14 Information. (a) All written information heretofore or contemporaneously herewith furnished by the Company or any Subsidiary to the
Administrative Agent or any Lender solely for purposes of or in connection with this Agreement and the transactions contemplated hereby (and, consistent with
Section 1.4(a), not pursuant to the provisions of the Existing Credit Agreement)
other than Projections (as defined below) and the Pending Matters Information is, and all written information hereafter furnished by or on behalf of the
Company or any Subsidiary to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or

                                      -41-

certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

         (b) All financial projections concerning the Company and its
Subsidiaries that have been or are hereafter made available to the
Administrative Agent or any other Lender by the Company, any Subsidiary or any representative thereof (or on behalf of any of the foregoing) (the
"Projections") have been or will be prepared in good faith based upon reasonable assumptions.

         (c) All information with respect to the Pending Matters which has been or is hereafter made available to the Administrative Agent or any other Lender by the Company, any Subsidiary or any representative thereof (or on behalf of any of the foregoing), including information provided under Section 10.1.10 (the
"Pending Matters Information") is and will be, to the best of the Company's knowledge, complete and correct in all material respects and does not knowingly and will not knowingly contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading as of the date such Pending Matters Information is delivered. For avoidance of doubt, (i) any warranty made pursuant to this Section 9.14(c) as to any Pending Matters Information shall be deemed (including for the purposes of
Section 11.2.1 and Section 12.1.5) made as of the date such information was provided, (ii) the Company shall not be in violation of any of Section 2.6,
Section 11.2.1 or Section 12.1.5 with respect to any such warranty even if such
Pending Matters Information proves to have been false and incorrect or incomplete in material respects at the time it was provided so long as, at the time such Pending Matters Information was provided, it was complete and correct in all material respects to the best of the Company's then knowledge and did not, to the best of the Company's then knowledge, contain any untrue statement of fact or omit to state a material fact necessary to make statements contained therein not misleading as of the date such Pending Matters Information was delivered.

         9.15 Solvency. Each of the Company and the Guarantors is, individually and together with its Subsidiaries on a consolidated basis, but subject to the potential impact of the Pending Matters (except to the extent that any Pending
Matter (or any component thereof) has been finally resolved), Solvent.

         9.16 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

         9.17 No Default. After giving effect to this Agreement (including
Section 1.4(a)), neither the Company nor any Subsidiary is in default under or with respect to, or a party to, any agreement, indenture, instrument or other document that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Event of Default or Unmatured
Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other
Loan Document.

                                      -42-

         9.18 Casualty, Etc. Neither the businesses nor the properties of any
Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty
(whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         9.19 Labor Matters. As of the Effective Date, there are no collective bargaining agreements or Multiemployer Plans covering employees of the Company or any Subsidiary.

         9.20 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders and the other secured parties named therein a legal, valid and enforceable first priority Lien (subject only to Liens permitted by Section
10.8) on all right, title and interest of the respective Loan Parties in the collateral described therein. Except for filings completed prior to the
Effective Time and as contemplated hereby and by the Collateral Documents, no further filing will be necessary to perfect or protect such Liens.

         9.21 Debt. As of the Effective Time, neither the Company nor any
Subsidiary has any Debt other than as set forth on Schedule 9.21.

         SECTION 10 COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan
Documents are paid in full and all Letters of Credit have been terminated, the
Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to the
Administrative Agent and each Lender:

         10.1.1 Audit Report. Promptly when available and in any event not later than (a) the 2005/2006 Audit Delivery Deadline with respect to Fiscal Years 2005 and 2006 and (b) the December 31 following the end of each Fiscal Year ending thereafter (commencing with Fiscal Year 2007), a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of operations and consolidated statements of cash flow of the Company and its Subsidiaries for such Fiscal
Year, which audit report shall be without qualification as to going concern or scope and shall be prepared by Ernst & Young LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the
Required Lenders, together with (i) a written statement from such auditors to the effect that in making the audit necessary for the signing of such audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing under Section
10.6, 10.7, 10.10, 10.11 or 10.12, insofar as such Sections relate to accounting matters or require computations to be made which are ordinarily made by accountants or, if they have become aware of any such event, describing it in reasonable detail and (ii) a certificate of the chief financial officer or the chief executive officer of the Company (x) certifying that such financial statements fairly present the financial

                                      -43-

condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated and (y) setting forth in comparative form the results for the previous Fiscal Year in reasonable detail.

         10.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal
Quarter which will be delivered within 60 days) of each Fiscal Year, consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of operations and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal
Quarter, together with a certificate of the chief financial officer or the chief executive officer of the Company (x) certifying that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates and periods indicated, subject to the absence of footnotes and to normal year-end adjustments, (y) setting forth in comparative form the results for the corresponding Fiscal Quarter of the previous Fiscal Year, and (z) setting forth in comparative form the results for the corresponding Fiscal Quarter of the Projections for such Fiscal Year;
provided, that, prior to the delivery of the annual audit reports of the Company for Fiscal Year 2005 and 2006, such certificates shall (x) certify that, to the best of such officer's knowledge, the unaudited quarterly statements accurately set forth the financial condition and results of operations of the Company and its Subsidiaries for, and as of the end of, the pertinent Fiscal Quarter without giving effect to the adjustments stated therein (and, therefore, such statements are not in accordance with GAAP) and (y) shall set forth in comparative form the results for the corresponding Fiscal Quarter of the Projections for such Fiscal
Year.

         10.1.3 Monthly Reports. Until such date as (a) the Leverage Ratio is less than 4.25 to 1.0 for two consecutive Computation Periods and (b) the
Company shall have filed with the SEC all reports on Forms 8-K, 10Q and 10K that are required to be filed on or prior to the last day of such two consecutive
Computation Periods, promptly when available and in any event within 30 days after the last day of each fiscal month of the Company (or 45 days after the end of the last fiscal month of any Fiscal Quarter or, in the case of the last
Fiscal Quarter of any Fiscal Year, 60 days), consolidated balance sheets of the
Company and its Subsidiaries as of the end of such month and consolidated statements of earnings and consolidated statements of cash flow for such month and for the period beginning with the first day of the current Fiscal Year and ending on the last day of such month, together with a certificate of the chief financial officer or the chief executive officer of the Company (x) certifying, to the best of such officer's knowledge, that such financial statements accurately set forth the financial condition and results of operation of the
Company and its Subsidiaries for, and as of the end of, the pertinent month without giving effect to the adjustments stated therein (and, therefore, such statements are not in accordance with GAAP) and (y) with respect to the statement of operations, setting forth in comparative form the results for the corresponding month of the Projections for such Fiscal Year. In addition, on a monthly basis (and delivered at the same time as the other monthly reports required pursuant to this Section 10.1.3), the Company will provide summarized operating performance information by strategic business unit and a summary of key operating data.

         10.1.4 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed certificate in the form of Exhibit F, with appropriate

                                      -44-

insertions, dated the date of such annual report or such quarterly statement and signed by the chief financial officer or the chief executive officer of the
Company, containing a computation of each of the financial ratios and restrictions set forth in this Section 10 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

         10.1.5 Reports to SEC and to Shareholders. Within five days of the filing or sending thereof, a copy of any annual, periodic or special report or registration statement (inclusive of exhibits thereto) filed with the SEC or any securities exchange and any report, proxy statement or other communication to the Company's shareholders generally.

         10.1.6 Notice of Default, Litigation and Other Material Matters.
Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto: (a) the occurrence of an Event of Default or an
Unmatured Event of Default; (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the
Administrative Agent and the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which has had or is reasonably likely to have a Material Adverse Effect; (c) any material adverse development which occurs in any Pending Matter (with such information to constitute Pending Matters Information within the meaning of this Agreement) or any litigation, arbitration or governmental investigation or proceeding previously disclosed pursuant to clause (b) (it being understood that the
Company shall not be required to disclose in writing any non-public information in a notice pursuant to this clause (c), but instead, in such a circumstance, shall refer in writing to the implicated Pending Matter(s) and request a Lender conference call to relay the non-public information relating thereto orally);
(d) any ERISA Event; (e) any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof other than those resulting from changes in GAAP; (f) any group of employees of the Company or any
Subsidiary becoming covered by a collective bargaining agreement or a
Multiemployer Plan; and (g) the occurrence of any other event or circumstance
(including any violation of any Environmental Law) and which has had or is reasonably likely to have a Material Adverse Effect.

         10.1.7 Subsidiaries. Promptly upon the occurrence thereof, a written report of any change in the list of its Subsidiaries.

         10.1.8 Management Reports. Promptly upon the request of the
Administrative Agent or any Lender, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

         10.1.9 Projections. As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year, including (a) a forecasted consolidated statement of operations, consolidated balance sheet and a consolidated statement of

                                      -45-

cash flow of the Company for such Fiscal Year, (b) forecasted consolidated statement of operations, consolidated balance sheet and a consolidated statement of cash flow of the Company for each Fiscal Quarter of such Fiscal Year, and (c)
forecasted consolidated statements of operations of the Company for each month of such Fiscal Year.

         10.1.10 Pending Matters Updates. Without limiting the generality of the
Company's other obligations hereunder (including under Section 10.1.6), and until all of the Pending Matters have been finally resolved, the Company shall provide the Lenders with periodic reports and officer's certificates as to the status of the Pending Matters (with such information to constitute Pending
Matters Information within the meaning of this Agreement) as follows:

         (a) The Company shall provide Pending Matters Information to the
Lenders substantially concurrently with the delivery of its quarterly reports pursuant to Section 10.1.2. The Company shall provide such information in writing where it is public and in writing or orally (in the Company's sole discretion) where such information is non-public information. In connection therewith, the Company shall participate in quarterly Lender conference calls scheduled at the reasonable convenience of the Lenders and the Company, and the
Lenders shall be accorded an opportunity to ask questions; and

         (b) Without  limiting  any other  provision of this  Agreement,  if any
Pending Matter (or component  thereof) has been  tentatively or finally resolved
(a "Pending Matter Resolution"), including pursuant to any judgment or fine that is final (as opposed to  interlocutory),  or any settlement,  or any other event occurs that requires any payment to partially or completely  resolve any Pending
Matter (or any component thereof), the Company shall, not later than the Pending
Matter Resolution Notice Deadline (as defined below), notify the Lenders and the
Administrative Agent of the material terms of such resolution (including whether the Company  intends to request a Credit  Extension  to fund (or support) all or any portion of such resolution) and of the amount of the payment to be made with respect  to  such  Pending  Matter  Resolution  (a  "Pending  Matter  Payment").
Concurrently with the delivery of any such notice,  the Company shall deliver to the Lenders and the  Administrative  Agent a certificate of the chief  executive officer  or  the  chief  financial  officer  of  the  Company  setting  forth  a calculation  of the Pending  Matter Pro Forma Test with respect to such proposed
Pending Matter  Payment.  For purposes of the foregoing,  the Resolution  Notice
Deadline  shall be (i) if the  Company  will use,  directly or  indirectly,  the proceeds of any Credit Extension to fund, or provide support for, any portion of the relevant Pending Matter Payment,  three Business Days before the date of the request for the applicable Credit Extension; and (ii) otherwise,  three Business
Days prior to the date of such Pending Matter Payment.

         10.1.11  Other  Information.  From time to time such other  information concerning the Company and its Subsidiaries as any Lender or the  Administrative
Agent may reasonably request.

         Documents required to be delivered pursuant to Section 10.1.1, 10.1.2 or 10.1.5 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at its website address listed on Schedule 14.2; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party

                                      -46-

website or whether sponsored by the Administrative Agent); provided that: (i)
the Company shall deliver paper copies of such documents to the Administrative
Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the
Administrative Agent or such Lender and (ii) the Company shall notify the
Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the certificates required by Section
10.1.4 to the Administrative Agent. Except for such Compliance Certificates, the
Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Company hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuer materials and/or information provided by or on behalf of the Company hereunder
(collectively, "Company Materials") by posting the Company Materials on
IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a "Public Lender"). The Company hereby agrees that so long as the Company is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the
Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word
"PUBLIC" shall appear prominently on the first page thereof; (x) by marking
Company Materials "PUBLIC," the Company shall be deemed to have authorized the
Administrative Agent, the Arranger, the Issuer and the Lenders to treat such
Company Materials as not containing any material non-public information
(although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws;
provided that to the extent such Company Materials constitute Information, they shall be treated as set forth hereunder; (y) all Company Materials marked
"PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger
shall treat any Company Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

         10.2 Books, Records and Inspections. (i) Keep, and cause each
Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the Company to prepare its financial statements in accordance with GAAP; (ii) permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of Default), any Lender or the
Administrative Agent or any representative thereof to inspect the properties and operations of the Company and of such Subsidiary; and (iii) permit, and cause each Subsidiary to permit, on reasonable notice and at reasonable times and intervals (or at any time without notice during the existence of an Event of
Default), the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the

                                      -47-

Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, photocopy extracts from) any of its books or other corporate records. The Company agrees to pay the fees and out-of-pocket expenses of the Company's auditors incurred in connection with any reasonable exercise of the rights of the Administrative Agent pursuant to this Section.

         10.3 Insurance. Maintain, and cause each Subsidiary to maintain, with reputable, financially sound insurance companies, (a) insurance with respect to
Pending Matter 3 of a type and in an amount (including as to coverage amounts)
in place as of the Effective Time (it being understood that the Company shall not be obligated to extend such insurance to cover additional time periods); and
(b) other insurance to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (and, in any event, such insurance as may be required by any law or governmental regulation or any court order or decree), which in the case of such other insurance, (i) the
Administrative Agent will be shown as the loss payee and (ii) the Administrative
Agent, for the benefit of itself and the Lenders, will be shown as an additional insured. In the case of all insurance, (x) upon request of the Administrative
Agent, furnish to the Administrative Agent a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the
Company and its Subsidiaries and (y) such insurance shall provide for not less than 30 days' prior notice to the Administrative Agent of termination, lapse, or cancellation of such insurance.

         10.4 Compliance with Laws; Payment of Obligations. (a) Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws (including ERISA and Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits, except in such instances in which (i) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii)
the failure to comply therewith could not reasonably be expected to have a
Material Adverse Effect; and (b) pay and discharge, and cause each Subsidiary to pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a
Lien upon its property; and (iii) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt. Without limiting the generality of the foregoing or any of the other provision of this Agreement, (i) the conviction of (or a plea of guilty (or such other plea with the equivalent legal effect as a plea of guilty)
by) the Company or any Subsidiary of any felony under any state or Federal law
(including with respect to any Pending Matter), with respect to which all direct appeals as a matter of right have been exhausted and/or (ii) the entry by a court of competent jurisdiction or any administrative agency under state or
Federal law of any injunction or other form of equitable relief against the
Company or any Subsidiary enjoining all or a material portion of its ongoing business operations shall constitute a violation of this Section 10.4.

         10.5 Maintenance of Existence, Etc. Maintain and preserve, and (subject to Section 10.12) cause each Subsidiary to maintain and preserve, (a) its existence and, to the extent applicable, good standing in the jurisdiction of its organization and (b) its qualification and, to

                                      -48-

the extent applicable, good standing as a foreign entity in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not (i) if cured, foreclose access to the courts of such jurisdiction in respect of events occurring prior to such cure or (ii) be reasonably likely to result in a Material Adverse Effect).

         10.6 Financial Covenants.

         10.6.1 Minimum Interest Coverage Ratio. Not permit the Interest
Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                               Computation Period(s) Ending                        Minimum Interest Coverage Ratio
                               ----------------------------                        -------------------------------
                         Third Fiscal Quarter of Fiscal Year 2006                          1.55 to 1
                        Fourth Fiscal Quarter of Fiscal Year 2006                          1.55 to 1
          First Fiscal Quarter of Fiscal Year 2007 through Third Fiscal Quarter            1.60 to 1
                                   of Fiscal Year 2007
          Fourth Fiscal Quarter of Fiscal Year 2007 through Third Fiscal Quarter           1.75 to 1
                                   of Fiscal Year 2008
          Fourth Fiscal Quarter of Fiscal Year 2008 through Third Fiscal Quarter           1.85 to 1
                                   of Fiscal Year 2009
                 Fourth Fiscal Quarter of Fiscal Year 2009 and thereafter                  2.00 to 1

         10.6.2 Maximum Leverage Ratio. Not permit the Leverage Ratio for any
Computation Period to exceed the applicable ratio set forth below for such
Computation Period:

                               Computation Period(s) Ending                        Minimum Interest Coverage Ratio
                               ----------------------------                        -------------------------------
                         Third Fiscal Quarter of Fiscal Year 2006                         5.50 to 1.0
         Fourth Fiscal Quarter of Fiscal Year 2006 through Second Fiscal Quarter          5.25 to 1.0
                                   of Fiscal Year 2007
                         Third Fiscal Quarter of Fiscal Year 2007                         5.00 to 1.0
          Fourth Fiscal Quarter of Fiscal Year 2007 through Third Fiscal Quarter          4.50 to 1.0
                                   of Fiscal Year 2008
          Fourth Fiscal Quarter of Fiscal Year 2008 through Third Fiscal Quarter          4.25 to 1.0
                                   of Fiscal Year 2009
                 Fourth Fiscal Quarter of Fiscal Year 2009 and thereafter                 3.75 to 1.0.

         Notwithstanding anything to the contrary contained in this Agreement, if, as a result of any Pending Matter Resolution, the Pending Matter Payment
relating to such Pending Matter

                                      -49-

Resolution would exceed the Pending Matters Settlement Cap (such amount in excess of the Pending Matters Settlement Cap being the "Pending Matter Test
Amount"), then the Company shall be obligated, in each such instance, to immediately calculate, as of the date of such Pending Matter Resolution, the ratio of (a) Funded Debt as of such date after giving effect to any Credit
Extension or anticipated Credit Extension required to make such payment to (b)
EBITDA per the Compliance Certificate for the most recently ended Fiscal Quarter pursuant to Section 12.1.1 or Section 12.1.2, less the portion of the Pending
Matter Test Amount applicable to the current Fiscal Quarter. If such resulting ratio is greater than the maximum Leverage Ratio for the most recently ended
Fiscal Quarter (or the Company fails to timely undertake such pro forma calculation), the Company immediately shall be in violation of this Section
10.6.2 (and an immediate Event of Default shall exist under Section 12.1.4). The calculation of the ratio described above is called the "Pending Matter Pro Forma
Test."

         10.6.3 Capital Expenditures. Not make or become legally obligated to make any capital expenditure, except for Consolidated Capital Expenditures in the ordinary course of business not exceeding in the aggregate for the Company and its Subsidiaries (a) $14,000,000 during Fiscal Year 2006; and (b)
$12,500,000 during any Fiscal Year thereafter. To the extent that any portion of the permitted Consolidated Capital Expenditures (determined without giving effect to the operation of this sentence) is not used during any Fiscal Year, such unused available amount may be carried forward and used during the next
Fiscal Year only; provided that with respect to any Fiscal Year, Consolidated
Capital Expenditures made during such Fiscal Year shall be applied first against any carry forward from the preceding Fiscal Year and then against the applicable limitation for such Fiscal Year.

         10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except (a) obligations arising under the Loan Documents; (b) Debt in respect of Capital Leases or hereafter incurred in connection with Liens permitted by Section 10.8(e);
provided that the aggregate amount of all such Debt shall not at any time exceed
$5,000,000; (c) Debt of Subsidiaries to the Company or to other Subsidiaries so long as such other Subsidiaries are Guarantors and such Debt is subordinated to the obligations of the applicable Subsidiary under the Guaranty pursuant to the
Subordination Agreement; (d) Hedging Obligations incurred by the Company or any
Subsidiary to hedge bona fide business risks (and not for speculation); provided that the aggregate Hedging Termination Value thereof shall not exceed $5,000,000 at any time outstanding; (e) Guaranty Obligations in respect of any obligation of the Company or any Subsidiary not prohibited under this Agreement; (f) Debt listed on Schedule 9.21 in an aggregate outstanding principal amount not to exceed the amount thereof as of the Effective Time and (g) other Debt not at any time exceeding $5,000,000.

         10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves; (b)
other than Liens securing any Hedging Obligations, Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and similar Liens and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds (other than bonds relating to litigation), bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves; (c) Liens identified on Schedule 10.8; (d) Liens arising under Capital
Leases on the property leased to the extent permitted by Section 10.7(b); (e)
purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property;
provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired or, in the case of a Lien in favor of a vendor, all property purchased by the Company or the applicable Subsidiary from such vendor; (f) attachments, judgments and other similar Liens, for sums not exceeding $2,500,000 arising in connection with court proceedings; provided that the execution or other enforcement of such
Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar
Liens not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole and which do not in any case materially detract from the value of the property subject thereto;
(h) leases or subleases granted by the Company or any Subsidiary in the ordinary course of its business; (i) extensions, renewals or replacements of any Lien permitted by the foregoing provisions of this Section 10.8, but only if the principal amount of any Debt secured thereby immediately prior to such extension, renewal or replacement is not increased, such Lien is not extended to any other property, and the direct or any contingent obligor with respect thereto is not changed; and (j) Liens arising under this Agreement or the
Collateral Documents.

         10.9 Business. Not, and not permit any Subsidiary to, enter into any material business other than the businesses in which the Company and its
Subsidiaries are engaged on the date of this Agreement and reasonable extensions thereof.

         10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a)
declare or pay any dividend or distribution on any of its capital stock, (b)
purchase or redeem any capital stock of the Company or any Subsidiary (or any warrants, options or other rights in respect thereof), (c) make any other distribution to shareholders of the Company or any Subsidiary, (d) pay any management fees or similar fees to any of its shareholders (other than payments for the fair market value of services rendered), (e) prepay, purchase, defease or redeem any subordinated Debt or preferred stock, (f) redeem stock or stock options held by employees in an amount greater than $500,000 per year and
$1,500,000 in the aggregate in connection with payment of withholding tax as part of a stock sale by such employee, or (g) set aside funds for any of the foregoing; provided that (i) any Subsidiary may declare and pay dividends, or make other distributions, to the Company, or to a Wholly-Owned Domestic
Subsidiary, or to a Foreign Subsidiary (solely for ultimate distribution to a
Wholly-Owned Domestic Subsidiary or to the Company), (ii) the Company may
declare and pay dividends, or make other distributions, payable solely in the
Company's common stock, and (iii) so long as (x) the Leverage Ratio (calculated on a pro forma basis as of the date of, and after giving effect to, such purchase, redemption or other acquisition) will not exceed 2.75 to 1.00 and (y)
no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may purchase, redeem or otherwise acquire shares of its capital stock or warrants or options to acquire any such shares, or pay cash dividends on its capital stock, and (iv) the Company may pay interest on the

                                      -51-

Pasta Lensi Debt at a rate per annum that does exceed the rate in effect as of the Effective Time so long as no Event of Default or Unmatured Event of Default exists or would result therefrom (collectively "Permitted Restricted Payments").

         10.11 Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (a)
Investments existing at the Effective Time and identified in Schedule 10.11; (b)
Cash Equivalent Investments; (c) Investments by the Company in its Wholly-Owned
Domestic Subsidiaries or by any Wholly-Owned Domestic Subsidiary in any other
Wholly-Owned Domestic Subsidiary in the form of contributions to capital or loans or advances; (d) loans or advances or capital contributions made by any
Subsidiary to the Company; (e) advances made to employees for travel and relocation, signing bonus, hardship and other employment-related loans in an aggregate amount outstanding at any time not greater that $750,000; (f)
Investments made to consummate Permitted Acquisitions; (g) Investments arising in connection with Hedging Agreements entered into to hedge bona fide business risks (and not for speculation); and (h) other Investments not to exceed at any time (w) $1,500,000 during any Fiscal Year, plus any returns (and re-deployment)
of principal or equity on prior Investments received and during any such Fiscal
Year; and (x) $5,000,000 in the aggregate.

         10.12 Mergers, Consolidations, Sales. Not, and not permit any
Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership, limited liability company or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease (including via a sale-leaseback) any of its assets, or sell or assign with or without recourse any receivables or other financial assets, except for (i) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; (iii) any merger or consolidation to effect, or any acquisition which constitutes, an Investment permitted by Section 10.11 or a Permitted Acquisition; (iv) sales of Identified
Assets, (v) the sale of other assets as announced in the Company's February 14,
2006 press release, and (vi) the sale or other disposition of assets by the
Company and its Subsidiaries so long as (A) the consideration from any such sale or other disposition (1) is not less than the fair market value of the assets subject thereto and (2) is paid at least 85% in cash and (B) the aggregate book value of such assets sold or otherwise disposed of does not exceed (x)
$5,000,000 during any Fiscal Year and (y) $15,000,000 after the Effective Time.

         10.13 Use of Proceeds. (a) In addition to any funding in connection with the Effective Time, the proceeds of the Loans for working capital, for capital expenditures and for other general corporate purposes (including
Permitted Acquisitions); and (b) not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         10.14 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by the
Company hereunder or by the performance by the

                                      -53-

Company or any Subsidiary of any of its obligations hereunder or under any other
Loan Document.

         10.15 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into or permit to exist any transaction, arrangement or contract with any of its Affiliates that is on terms which are less favorable than are obtainable from a Person which is not one of its Affiliates other than (a)
transactions, arrangements or contracts among any of the Loan Parties (other than as governed by Section 10.11(f)), (b) the payment by the Company of reasonable and customary fees to and expenses of members of its Board of
Directors, (c) the payment by the Company or any Subsidiary of Permitted
Restricted Payments or (d) the making of Investments by the Company or any
Subsidiary permitted by this Agreement (other than as governed by Section
10.11(f)) and any Debt resulting therefrom.

         10.16 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Plan in compliance with all applicable requirements of law and regulations.

         10.17 Environmental Matters. (a) Comply, and cause each Subsidiary to comply, in a reasonable and cost-effective manner, with any valid judicial or administrative order requiring the performance at any real property owned, operated or leased by the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material except for the period of time that the Company or such Subsidiary is diligently in good faith contesting such order, (b) notify the Administrative Agent within 30 days after the receipt of any written claim, demand, proceeding, action or notice of liability by any Person arising out of or relating to the release or threatened release of a Hazardous Material, (c) notify the Administrative Agent within 30 days after any release, threatened release or disposal of Hazardous Material reported to any Governmental Authority at any real property owned, operated or leased by the Company or any Subsidiary and (d) as soon as practicable following the request of the Required Lenders, provide, or cause to be provided, to the
Administrative Agent at the Company's expense, a Phase I environmental report with respect to real property owned by the Company or any Domestic Subsidiary in form and substance reasonably acceptable to the Administrative Agent.

         10.18 Unconditional Purchase Obligations. Not, and not permit any
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it in an amount in excess of $1,000,000 in the aggregate regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         10.19 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required
Lenders acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, pledge agreements, financing statements, and other documents, the filing of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession and stock powers or other documents related thereto, and the delivery of opinions of counsel with respect to any of such documents) to ensure that the obligations of the Company hereunder and under the other Loan Documents and any Hedging Obligations and
Cash Management Obligations (as defined in the Security Agreement) of the

                                      -53-

Company owing to any Lender or any Affiliate of any Lender are guaranteed by all
Subsidiaries (other than any Foreign Subsidiary to the extent such guaranty would result in (a) material adverse tax consequences for the Company and its
Subsidiaries or (b) a violation by such Foreign Subsidiary of applicable foreign law) of the Company and that the obligations of the Company and each Guarantor under the Loan Documents and any Hedging Obligations and Cash Management
Obligations of the Company and any Guarantor are secured by first-priority Liens
(subject only to Liens permitted by the Loan Documents) on substantially all of the assets of the Company and the Guarantors, provided that (i) neither the
Company nor any domestic Subsidiary shall be required to pledge more than 65% of the stock of any Foreign Subsidiary to the extent material adverse tax consequences or a violation of law would result; and (ii) no Foreign Subsidiary shall be required to pledge the stock of any other Foreign Subsidiary. To the extent that doing so will not result in a violation of law or unreasonable costs, the Company will use its good faith efforts to procure a pledge of both the Pasta Lensi Debt and the Pasta Lensi s.r.l. plant in favor of the
Administrative Agent within a reasonable period of time following the Effective
Time.

         10.20 Transfers to Foreign Subsidiaries. Not, and not permit any
Guarantor to, sell, transfer, or convey balance sheet assets (other than cash)
with an aggregate net book value in excess of $3,000,000 in the aggregate to
Foreign Subsidiaries after the Effective Time; provided that neither the Company nor any Guarantor may transfer any asset that is necessary or material to its business to any Foreign Subsidiary.

         10.21 Real Estate Documents.

         (a) In the case of each parcel of real property acquired in fee by the
Company or any domestic Subsidiary after the date hereof, concurrently with the acquisition of such real property (i) an ALTA Loan Title Insurance Policy issued by an insurer acceptable to the Administrative Agent or a title insurance binder thereof marked by an authorized representative of such title company, insuring the Administrative Agent's Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the
Administrative Agent), (ii) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance
Policy referred to in clause (i) and (iii) a flood insurance policy concerning such real property, reasonably satisfactory to the Administrative Agent, if required by the Flood Disaster Protection Act of 1973.

         (b) In the case of each parcel of real property leased (as lessee) by the Company or any domestic Subsidiary after the Effective Time, use commercially reasonable efforts to deliver, or to cause to be delivered to the
Administrative Agent concurrently with the effectiveness of such lease, (i) a
Collateral Access Agreement from the owner and each mortgagee of such property waiving any landlord's or mortgagee's Lien in respect of personal property of any Loan Party kept at the premises subject to such lease (unless the delivery of such Collateral Access Agreement is waived by the Administrative Agent); and
(ii) if requested by the Administrative Agent, a leasehold Mortgage for such property and the documents listed in clause (a) above with respect to such property.

                                      -54-

         10.22 Maintenance of Properties. (a) Maintain, preserve and protect, and cause each Subsidiary to maintain, preserve and protect, all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make, and cause each Subsidiary to make, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) use, and cause each Subsidiary to use, the standard of care typical in the industry in the operation and maintenance of its facilities; and (d) not, and not permit any Subsidiary to, enter into any lease of real property after the Effective Time.

         10.23 Continued Retention of the Management Consultant. Continue to
retain the Management Consultant until at least December 31, 2006 and on terms no less disadvantageous to the Company as the terms governing the retention of the Management Consultant as of the Effective Time; provided that, if (a) the
Company hires a new chief executive officer (the "New CEO") during the fourth quarter of calendar 2006, (b) the Company certifies in writing to the Lenders that there has been an adequate transition from the Management Consultant to the
New CEO and, accordingly, the New CEO is prepared to fully assume the day-to-day duties and responsibilities as the Company's chief executive officer, and (c)
the Required Lenders in their sole discretion do not object to the termination of the Management Consultant, then the Company's subsequent termination of the
Management Consultant shall not violate this Section 10.23.

         10.24 Prohibited Restrictions. Not, and not permit and Subsidiary to, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or to make any other distribution on any shares of capital stock of such Subsidiary, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its Subsidiaries or
(iv) to transfer any of its property or assets to any Loan Party or any of its
Subsidiaries, in each case other than pursuant to the Loan Documents.

         SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING; ETC.

         11.1 Effectiveness. This Agreement shall become effective at the time
(which shall occur not later than March 23, 2006) at which the Administrative
Agent shall have received (a) all amounts which are then due and payable pursuant to Section 5, (b) evidence that the Company has sent an irrevocable notice of the termination of the commitments of the Existing Lenders under the
Existing Credit Agreement and (c) all of the following, each duly executed and dated the date of the initial Credit Extension (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for the Administrative Agent and each Lender:

         11.1.1 Agreement and Notes. Counterparts of this Agreement executed by each of the parties hereto (it being understood that the Administrative Agent may rely on a facsimile copy of the applicable signature page of this Agreement in determining whether any party hereto has

                                      -55-

executed and delivered a counterpart hereof) and a Note for each Lender which has requested a Note.

         11.1.2 Resolutions. Certified copies of resolutions of the Board of
Directors of the Company and each Guarantor authorizing or ratifying the execution, delivery and performance by such Person of the Loan Documents to which such Person is a party.

         11.1.3 Incumbency and Signature Certificates. A certificate of the
Secretary or an Assistant Secretary (or other appropriate officer) of the
Company and each Guarantor certifying the names of the officer or officers of such Person authorized to sign the Loan Documents to which such Person is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         11.1.4 Opinion of Counsel for the Company. The opinion of Blackwell
Sanders Peper Martin LLP, counsel to the Company and the Guarantors, substantially in the form of Exhibit G.

         11.1.5 Guaranty. The Guaranty executed by each applicable Subsidiary.

         11.1.6 Pledge Agreement. The Pledge Agreement executed by the Company and each applicable Subsidiary, together with all stock certificates and other documents required to be delivered pursuant thereto.

         11.1.7 Security Agreement. The Security Agreement executed by the
Company and each Guarantor.

         11.1.8 Mortgage Amendments; Etc. Amendments to existing Mortgages in form and substance reasonably acceptable to the Administrative Agent.

         11.1.9 Other. Such other documents as the Administrative Agent or any
Lender may reasonably request.

         11.2 All Credit Extensions. The obligation of each Lender to make any
Credit Extension is subject to the following further conditions precedent that:

         11.2.1 No Default. (a) No Event of Default or Unmatured Event of
Default has occurred and is continuing or will result from the making of such
Credit Extension; and (b) the warranties of the Company contained in Section 9
(excluding, except in the case of the initial Credit Extension, (i) the second sentence of Section 9.6, and (ii) Section 9.8) are true and correct in all material respects as of the date of the making of such requested Credit
Extension, with the same effect as though made on such date (except to the extent that any warranty relates to an earlier date, in which case such warranty shall be true and correct as of such earlier date).

         11.2.2 Confirmatory Certificate. If requested by the Administrative
Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of the making of such Credit Extension and signed by a duly authorized representative of the Company as to the matters set out in Section 11.2.1 (it being understood that each request by the Company for the making of a Credit Extension shall be

                                      -57-

deemed to constitute a representation and warranty that the conditions precedent set forth in Section 11.2.1 and, if applicable, Section 11.3 will be satisfied at the time of the making of such Credit Extension), together with such other documents as the Administrative Agent may reasonably request in support thereof.

         11.2.3 Certain Credit Extensions. Notwithstanding any other provision of this Agreement to the contrary, the obligation of each Lender to make any
Credit Extension for the purpose of funding, or providing support for, any
Pending Matter Payment, in whole or part, is subject to the further condition precedent that, after giving effect to such Pending Matter Payment, the Company will be in compliance with the Pending Matter Pro Forma Test.

         SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         12.1.1 Non-Payment of the Loans, Etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for two days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

         12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all Debt so affected) exceeding $2,500,000 and such default shall
(a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         12.1.3 Bankruptcy, Insolvency, Etc. The Company or any Subsidiary
becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver, receiver and manager, administrator, liquidator, provisional liquidator or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors or, in the absence of such application, consent or acquiescence, a trustee, receiver, receiver and manager, administrator, liquidator, provisional liquidator or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 30 days; any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding
(except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         12.1.4 Non-Compliance with Provisions of This Agreement. (a) Failure by the Company to comply with or to perform any covenant set forth in Section
10.1.6, Section 10.1.10,

                                      -57-

Section 10.4 (with respect to any matter described in the last sentence thereof only), Sections 10.6 through 10.8, Sections 10.10 through 10.15, Section
10.20 or Section 10.23; (b) failure by the Company to comply with or perform any covenant set forth in Section 10.1.1 through Section 10.1.4 (and not constituting an Event of Default under any other provision of this Agreement)
and continuance of such failure for three Business Days after notice thereof to the Company from the Administrative Agent or any Lender; or (c) failure by the
Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any other provision of this
Agreement) and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent or any Lender.

         12.1.5 Warranties. Any warranty made by the Company herein is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the
Administrative Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         12.1.6 ERISA. (a) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan,
Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (b) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer
Plan in an aggregate amount in excess of $1,000,000.

         12.1.7 Judgments. Final judgments (except with respect to any Pending
Matter) which exceed $2,500,000 shall be rendered against the Company or any
Subsidiary and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         12.1.8 Change in Control. A Change in Control shall occur.

         12.1.9 Invalidity of Loan Documents. Any Loan Document shall cease to be in full force and effect with respect to the Company or any Subsidiary (other than as a result of any Subsidiary ceasing to be a Subsidiary pursuant to a transaction permitted hereby); the Company or any Subsidiary shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Loan Document to which such Person is a party, including any failure to maintain the required Liens in favor of the Administrative Agent and the priority thereof; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Loan Document to which such Person is a party or the validity, perfection or priority of any Lien granted in favor of the Administrative Agent.

         12.1.10 Title Endorsements, etc. The Company shall fail to deliver to the Administrative Agent, on or before March 24, 2006, (a) an updated title search with respect to each property that is subject to a Mortgage, which search shall not show any new Liens on such property since the applicable original title policy was issued in connection with the Existing Credit Agreement other than Liens of the types described in Section 10.8(a), (b) and (g), and (b) a date-down

                                      -58-

endorsement to the Effective Time for the title insurance policy issued in favor of the Administrative Agent with respect to such property.

         12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.3 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and in the case of any other Event of Default, the Administrative Agent shall, upon written request of the Required Lenders, declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Notes and all other obligations hereunder to be due and payable and/or demand that the Company immediately deliver to the Administrative Agent cash collateral in an amount equal to the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all
Notes and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to deliver to the
Administrative Agent cash collateral in an amount equal to the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or 12.1.3 may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered hereunder shall be held by the Administrative Agent and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations of the Company hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may direct.

         SECTION 13 THE ADMINISTRATIVE AGENT.

         13.1 Appointment and Authority. Each of the Lenders and the Issuer
hereby irrevocably appoints Bank of America to act on its behalf as the
Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 13.10) are solely for the benefit of the Administrative Agent, the Lenders and the Issuer, and
neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

         13.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the
Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such
Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with

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the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         13.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the
Administrative Agent:

         (a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or an Unmatured Event of Default has
occurred and is continuing;

         (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the
Administrative Agent is required to exercise as directed in writing by the
Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the
Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

         (c) shall not, except as expressly set forth herein and in the other
Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its
Affiliates that is communicated to or obtained by the Person serving as the
Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders
(or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.1 or 14.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Unmatured Event of
Default unless and until notice describing such Event of Default or Unmatured
Event of Default is given to the Administrative Agent by the Company, a Lender or the Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured
Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Section 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message,

                                      -60-

Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper
Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper
Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuer unless the Administrative
Agent shall have received notice to the contrary from such Lender or the Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The
Administrative Agent may consult with legal counsel (who may be counsel for the
Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         13.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the
Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this
Article shall apply to any such sub agent and to the Related Parties of the
Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         13.6 Resignation of Administrative Agent.

         (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuer directly, until such time as the Required Lenders appoint a successor
Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring
Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the

                                      -61-

Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this
Article and Section 14.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related
Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         (b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i)
such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer, (ii) the retiring Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

         13.7 Non-Reliance on Administrative Agent and Other Lenders. Each
Lender and the Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their
Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Lender and the Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other
Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         13.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

         13.9 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any obligation under any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the obligations of the Loan Parties under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the
Lenders, the Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuer and the Administrative Agent
under Section 5 or 14.4) allowed in such judicial proceeding; and

                                      -62-

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuer, to pay to the
Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 5 or
14.4.

         Nothing contained herein shall be deemed to authorize the
Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuer any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Loan Parties under the Loan
Documents or the rights of any Lender or the Issuer to authorize the
Administrative Agent to vote in respect of the claim of any Lender or the Issuer in any such proceeding.

         13.10 Collateral and Guaranty Matters. The Lenders and the Issuer
irrevocably authorize the Administrative Agent to (and upon request of the
Company the Agent shall):

         (a) release any Lien on any property granted to or held by the
Administrative Agent under any Loan Document (i) upon termination of the
Commitments and payment in full of all outstanding obligations of the Loan
Parties under the Loan Documents (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii)
that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to subordinate any Lien on any property granted to or held by the
Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 10.8(d) or (e); and

         (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         In determining whether any such release or subordination is permitted, the Administrative Agent may rely conclusively on a certificate from the
Company. Notwithstanding the Administrative Agent's right to take the actions described above, the Required Lenders will, upon request by the Administrative
Agent at any time, confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.10 (and the Administrative Agent shall not incur any liability to the Company or any other Person for any delay resulting from any such request by the Administrative Agent).

                                      -63-

         13.11 Non-Receipt of Funds by the Administrative Agent; Clawback.

         (a) Unless the Administrative Agent shall have received notice from a
Lender prior to the proposed date of any borrowing of Eurodollar Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Lender will not make available to the Administrative
Agent such Lender's share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with
Section 2.3 and may, in reliance upon such assumption, make available to the
Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Company agrees to pay to the Administrative
Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such
Lender, the Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such borrowing.
Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the
Administrative Agent.

         (b) Unless the Administrative Agent shall have received notice from the
Company prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the Issuer hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuer, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders or the Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative
Agent, at the Federal Funds Rate.

         (c) A notice of the Administrative Agent to any Lender or the Company
with respect to any amount owing under this Section 13.11 shall be conclusive, absent manifest error.

         SECTION 14 GENERAL.

         14.1 Waiver; Amendments. No delay on the part of the Administrative
Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent or forbearance with respect to, any provision of this

                                      -64-

Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Administrative Agent and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i)
extend the date fixed for any scheduled payment of any principal of or interest on the Loans, any reimbursement obligation in respect of any Letter of Credit, any fees payable hereunder or any amount payable pursuant to Section 7.6 or
Section 8, (ii) reduce the principal amount of any Loan, the rate of interest thereon, any fees payable hereunder or any amount payable pursuant to Section
7.6 or Section 8, (iii) release the Guaranty (other than with respect to a
Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or all or substantially all of the collateral granted under the
Collateral Documents, or (iv) change the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of each Lender affected thereby. No amendment, modification, waiver or consent shall extend the term of or increase the amount of any Commitment of any Lender without the consent of such Lender. No provision of Section 13 shall be amended, modified or waived without the consent of the Administrative Agent. No provision affecting the rights and duties of the Issuer under this Agreement or any Letter of Credit Application or relating to any Letter of Credit issued or to be issued by it shall be amended, modified or waived without the consent of the Issuer.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments of such Lender may not be increased or extended without the consent of such Lender.

         14.2 Notices. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing
(including by facsimile transmission) and mailed, faxed or delivered to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices (a) in the case of the Company, the Administrative
Agent or the Issuer, on Schedule 14.2 or to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other Lender, in such Lender's Administrative Questionnaire or to the such other address as shall be designated by such Lender in a notice to the Company, the Administrative Agent and the Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt by the intended recipient and (ii) (1) if delivered by hand or by courier, when signed for by the intended recipient, (2) if delivered by mail, four Business Days after deposit in the mails, postage prepaid, (3) if delivered by facsimile, when sent and receipt has been confirmed by telephone, and (4) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Administrative Agent, and the Issuer pursuant to
Sections 2 and 6 shall not be effective until actually received by such Person.
Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 14.2 (in the case of the Company, the Administrative Agent, or the Issuer) or in the
applicable Administrative Questionnaire (in the case of a Lender) or such other telephone

                                      -65-

number as shall have been specified pursuant to the procedures above, it being understood that a voicemail message shall not be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents
may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Company, the
Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and shall not constitute effective notice for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative
Agent and the Lenders shall be entitled to rely and act upon any notices
(including telephonic notices of borrowing, conversion and continuation)
purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The
Company shall indemnify the Administrative Agent, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company, except to the extent resulting from the gross negligence or willful misconduct of the applicable Indemnitee. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         (e) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE."
THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS
OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM
LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF
ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD
PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT
PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the
"Agent Parties") have any liability to the Company, any Lender, the Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company's or the Administrative Agent's transmission of Company Materials through the
Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any

                                      -66-

liability to the Company, any Lender, the Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

         14.3 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the
Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         14.4 Expenses; Indemnity; Damage Waiver.

         (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates
(including the reasonable fees, charges and disbursements of counsel for the
Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof
(whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuer
(including the reasonable fees, charges and disbursements of any counsel for the
Administrative Agent, any Lender or the Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative
Agent, any Lender or the Issuer, after an Event of Default (in the case solely of any Lender that is not the Administrative Agent or the Issuer) and in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of
Credit.

         (b) Indemnification by the Company. The Company shall indemnify the
Administrative Agent (and any sub-agent thereof), each Lender and the Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the
Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan
Document or any agreement or instrument contemplated

                                      -67-

hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this
Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the
use or proposed use of the proceeds therefrom (including any refusal by the
Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of
Hazardous Materials on or from any property owned or operated by the Company or any Subsidiary, or any claim or liability under any Environmental Law related in any way to the Company or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any
Indemnitee is a party thereto; provided that such indemnity shall not, as to any
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan
Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding anything to the contrary in this Section
14.4(b), the Company shall not reimburse any Lender (other than the
Administrative Agent and Issuer) for any costs, fees or expenses relating to the preparation, negotiation, execution, delivery and administration of this
Agreement and the other Loan Documents.

         (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the
Issuer or such Related Party, as the case may be, such Lender's Applicable
Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the
Administrative Agent (or any such sub-agent) or the Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the
Administrative Agent (or any such sub-agent) or Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.8.

         (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such
Indemnitee through telecommunications, electronic or other

                                      -68-

information transmission systems in connection with this Agreement or the other
Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

         (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor (it being understood that any such demand shall be accompanied by an invoice or statement setting forth in reasonable detail the basis for such demand, but that such detail shall not necessarily consist of (or include) the day-to-day time summaries of the pertinent professionals and further shall take into account and be subject to the preservation of any attorney/client privilege).

         (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the Issuer, the replacement of any
Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under the Loan Documents.

         14.5 Successors and Assigns. This Agreement shall be binding upon the
Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the
Lenders and the Administrative Agent and the permitted successors and assigns of the Lenders and the Administrative Agent.

         14.6 Assignments; Participations.

         (a) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including for purposes of this clause (a), participations in
Letters of Credit) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

         (i) Minimum Amounts.

                           (A) in the case of an assignment of the entire
                  remaining amount of the assigning Lender's Term Loans and/or its Commitments and Revolving Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a
                  Lender or an Approved Fund, no minimum amount need be
                  assigned; and

                           (B) in any case not described in clause (i) above,
                  (1) the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding
                  thereunder) or, if the Revolving Commitments are not then in effect, the principal outstanding balance of the Revolving
                  Loans, being assigned and being retained (if any), determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date (the "Assignment Date"), shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is
                  continuing, the Company otherwise consents (each

                                      -69-

                   such consent not to be unreasonably withheld or delayed) and
                   (2) the aggregate amount of the Term Commitment or Term
                   Loan, being assigned and being retained (if any), determined as of the Assignment Date, shall not be less than
                   $5,000,000; provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Assignee (or to an Assignee and members of its Assignee Group) will be treated as a
                   single assignment for purposes of determining whether such minimum amount has been met as long as each Lender has a
                   Revolving Commitment of at least $1,000,000 and a Term
                   Commitment or Term Loan equal to or in excess of $5,000,000.

         (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

         (iii) Prohibited Transfers/Required Consents. No consent shall be required for any assignment except to the extent required by clause (a)(i)(B) of this Section and, in addition:

                           (A) any Prohibited Assignee shall not be the direct
                  or indirect Assignee;

                           (B) the consent of the Company in its sole direction
                  shall be required if immediately prior to or after giving
                  effect to such assignment, the Percentage of any Assignee
                  Group would exceed 40%; and

                           (C) (1) the consent of the Administrative Agent and
                  the Issuer in their sole discretion shall be required if such assignment is of a Revolving Loan or a Revolving Commitment to
                  a Person that is not a Lender and (2) the consent of the
                  Administrative Agent (which consent shall not be unreasonably withheld) shall be required if such assignment is of a Term
                  Commitment or a Term Loan to a Person that is not a Lender.

         (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption,
together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 14.6; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

         (v) No Assignment to Company. No such assignment shall be made to the
Company or any of the Company's Affiliates or Subsidiaries.

         (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

                                      -70-

Subject to acceptance thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a
Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and
Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 7.6, 8.1, 8.4 and 14.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Company (at its expense) shall execute and deliver a Note to the Assignee. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (b)
below.

         (b) Participations.

         (i) Any Lender may at any time, without the consent of, or notice to, any Company or the Administrative Agent, sell participations to any Person
(other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender's participations in
Letters of Credit) owing to it); provided that (v) any Prohibited Assignee shall not be the direct or indirect Participant, (w) the consent of the Company to such sale shall be required if, immediately prior to or after giving effect to such sale, the Percentage of any Assignee Group would exceed 40%, (x) such
Lender's obligations under this Agreement shall remain unchanged, (y) such
Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (z) the Company, the Administrative Agent, the Lenders and the Issuer shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under this
Agreement.

         (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 14.1 that affects such Participant. Subject to clause (iii) below, the
Company agrees that each Participant shall be entitled to the benefits of
Sections 7.6, 8.1 and 8.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (a) above. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 7.4 as though it were a Lender, provided such Participant agrees to be subject to Section 7.5 as though it were a Lender.

         (iii) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 7.6, 8.1, or 8.4 than the applicable Lender

                                      -71-

would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a
Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 7.6 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 7.6 as though it were a Lender.

         (c) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement
(including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve
Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

         (d) Electronic Execution of Assignments. The words "execution,"
"signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and
National Commerce Act, the New York State Electronic Signatures and Records Act,
or any other similar state laws based on the Uniform Electronic Transactions
Act.

         (e) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an "SPC")
the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 13.11(b). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement
(including its obligations under Section 8.1), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a
Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the
Granting Lender to the same extent, and as if, such Loan were made by such
Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with

                                      -72-

notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the
Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

         (f) Resignation as Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its
Commitment and Loans pursuant to clause (a) above, Bank of America may, upon 30 days' notice to the Company and the Lenders, resign as Issuer. In the event of any such resignation as L/C Issuer, the Company shall be entitled but not obligated, to appoint, in its sole discretion, from among the Lenders or from among other issuers of letters of credit a successor Issuer hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuer. If Bank of America resigns as Issuer, it shall retain all the rights, powers, privileges and duties of the Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuer and all outstanding obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations pursuant to Section 2.3.2). Upon the appointment of a successor Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer, and (b) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

         14.7 Replacement of Lenders. (a) At any time any Lender is an Affected
Lender, the Company may (so long as, in the case of a Non-Consenting Lender, no
Event of Default or Unmatured Event of Default exists) replace such Affected
Lender (and any affiliate thereof) as a party to this Agreement with one or more other banks or financial institutions reasonably satisfactory to the
Administrative Agent, such banks or financial institutions to have Commitments in an aggregate amount equal to the amount previously held by the Affected
Lender (provided that the amount of the Commitment held by each such bank or financial institution shall be reasonably satisfactory to the Administrative
Agent); and upon notice from the Company, such Affected Lender (and any affiliate thereof) shall assign pursuant to an Assignment and Assumption, and without recourse or warranty, its Commitment, its Loans, its Notes, its participation in Letters of Credit, in each case as applicable, and all of its other rights and obligations hereunder to such replacement banks or other financial institutions for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees and all other obligations owed to such Affected Lender (or any affiliate thereof) hereunder and, concurrently therewith, the Company shall pay to such
Affected Lender any amount payable under Section 8.4 as a result of such
Affected Lender (or any affiliate thereof) receiving payment of any Eurodollar
Loan prior to the end of an Interest Period therefor; provided that (i) the
Company shall pay any required assignment fees specified in Section 14.6 in connection with any such assignment and (ii) in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 7.6, such assignment will result in a reduction in such compensation or payments thereafter.

                                      -73-

Notwithstanding the foregoing, if at any time there is more than one
Non-Consenting Lender with respect to the same proposed amendment, modification, waiver, consent or forbearance, the Company may not replace any such
Non-Consenting Lender unless the Company concurrently replaces all such
Non-Consenting Lenders.

         (b) No Lender that is replaced pursuant to clause (a) above shall be entitled to any Interest Compensation or Commitment Reduction Compensation;
provided that if two or more Non-Consenting Lenders with respect to the same proposed amendment, modification, waiver, consent or forbearance are replaced concurrently as contemplated by clause (a) above prior to the third anniversary of the Effective Time, then each such Lender shall be entitled to Interest
Compensation and/or Commitment Reduction Compensation as if all Loans had been repaid and the Aggregate Revolving Commitment Amount reduced to zero on the date of the replacement of such Lenders.

         14.8 Governing Law. This Agreement and each Note shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         14.10 Confidentiality. The Administrative Agent, the Issuer and the
Lenders shall hold all non-public information related to the Company and its
Subsidiaries obtained in connection with this Agreement or the transactions contemplated hereby in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and, in any event, may make disclosure on the same confidential basis as provided for herein provided that such disclosure is reasonably required by any actual or bona fide potential transferee or participant in connection with the contemplated transfer of any Loan or participation therein or in any Letter of Credit or as required or requested by any governmental agency or representative thereof or pursuant to legal process or consisting of general portfolio information that does not identify the
Company by name or general description; provided that, unless specifically prohibited by applicable law or court order, each of the Administrative Agent and each Lender shall notify the Company of any request by any governmental agency or representative thereof or pursuant to legal process (other than any such request in connection with an examination of the financial condition of the
Administrative Agent or such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

                                      -74-

         14.11 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the
Administrative Agent and their respective Related Parties, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         14.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED
HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF
THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN
DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY
PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF
ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH OF THE ADMINISTRATIVE
AGENT, THE COMPANY AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO
THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES
DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH
LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE
SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE
WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH
IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION
BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH
LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14.13 Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE
COMPANY, THE ISSUER AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY
IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS
AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT,
DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN
CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP
EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH
ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         14.14 MISSOURI STATUTORY NOTICE. The Following notice is given to comply with Mo. Rev. Stat. Section 432.045:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM
ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT
ARE NOT ENFORCEABLE. TO PROTECT YOU (COMPANY(S)) AND US (CREDITOR) FROM
MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH
MATTERS ARE CONTAINED IN THIS WRITING, WHICH

                                      -75-

IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS
WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         14.15 Entire Agreement. This Agreement, together with the other Loan
Documents (and any fee letter between the Company and the Administrative Agent and/or the Arranger), embodies the entire agreement and understanding among the
Company, the Lenders, the Issuer and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         14.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Company, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the
Arranger, on the other hand, and the Company and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other
Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the
Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the
Company, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the
Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Company or any other Loan
Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the
Administrative Agent or the Arranger has advised or is currently advising any of the Company, the other Loan Parties or their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to any of the Company, any other Loan Party or their respective
Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the
Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document)
and the Company and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.
The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

                                      -76-

         14.17 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent
(for itself and not on behalf of any Lender) hereby notifies the Company and the
Guarantors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Company and the Guarantors, which information includes the name and address of the
Company and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and the
Guarantors in accordance with the Act.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]

                                      -77-

         Delivered as of the day and year first above written.

                                     AMERICAN ITALIAN PASTA COMPANY

                                     By:______________________________
                                     Title: __________________________

                                    Bank of America, N.A., as Administrative Agent

                                    By:________________________________
                                    Title:_____________________________

                                   Bank of America, N.A., as a Lender and Issuer

                                   By______________________________
                                   Title:__________________________